Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.

Securities PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of August 6, 2025 by and among IQHQ, Inc., a Maryland corporation (“IQHQ REIT”), IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”), and IIP Operating Partnership, LP, a Delaware limited partnership (“Purchaser”).

RECITALS

WHEREAS, (a) IQHQ REIT desires to issue and sell, and Purchaser desires to purchase, shares of either or both of (i) 15.0% Series G-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share, of IQHQ REIT (the “Series G-1 Preferred Stock”) having the terms set forth in the Form of Articles Supplementary attached hereto as Exhibit A (the “Articles Supplementary”) and/or (ii) any additional series of preferred stock of IQHQ REIT designated as Series G-2 Cumulative Redeemable Preferred Stock, Series G-3 Cumulative Redeemable Preferred Stock, or similar nomenclature having the terms to be set forth in the Additional Articles Supplementary (as defined below) (each, a “Subsequent Series” and, together with the Series G-1 Preferred Stock, as applicable, the “Preferred Stock”), at a per-share price of $1,000 (the “Purchase Price”) representing, in the aggregate, an amount up to (but not in excess of) the Stock Purchase Commitment (as defined below) and (b) in connection with the sale of Preferred Stock, Holdings desires to issue and sell, and Purchaser desires to purchase, (i) a corresponding warrant to purchase Holdings Class A-3 Units (as defined below) in substantially the form attached hereto as Exhibit B (the “Initial Warrant”) and (ii) a corresponding warrant to purchase additional Holdings Class A-3 Units in substantially the Form attached hereto as Exhibit C (the “Subsequent Warrant” and, together with the Initial Warrant, the “Warrants”), in each case, pursuant to the terms of this Agreement; and

WHEREAS, as a condition precedent to Purchaser’s obligation to purchase the Preferred Stock pursuant to this Agreement, IQHQ, LP, a Delaware limited partnership (the “Partnership”), as borrower, IQHQ REIT, as parent guarantor, Acquiom Agency Services LLC, as administrative agent and collateral agent, Purchaser and the existing lenders contemplate entering into that certain Amendment and Restatement Agreement in substantially the form attached hereto as Exhibit D (the “RCF Agreement”) pursuant to which, among other things, the Original Credit Agreement (as defined in the RCF Agreement) will be amended and restated and Purchaser will be added as a lender.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1
Definitions

“Additional Articles Supplementary” means, in respect of any Subsequent Series, as applicable, the additional articles supplementary to the REIT Charter in respect of each such Subsequent Series in substantially the same form as the Articles Supplementary.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. An Affiliate of a collective investment vehicle shall also include any other collective investment vehicle that is managed or advised by the same Person or by an Affiliate of such Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“AIFMD” has the meaning set forth in Section 5.04(k)(i).

“Allocation Schedule” has the meaning set forth in Section 8.01.

“Anti-Corruption Laws” means all applicable anti-money laundering, all applicable laws, regulations or orders relating to anti-bribery or anti-corruption (governmental or commercial) including, without limitation, laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, commercial entity, or any other Person to obtain an improper business advantage; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Articles Supplementary” has the meaning set forth in the Recitals.

“Benefit Plan Investor” has the meaning set forth in Section 5.07(a).

“Board” means the board of directors of IQHQ REIT.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cancellation Notice” has the meaning set forth in Section 2.02(d).

“Citizens Credit Agreement” has the meaning set forth in Section 3.02(a)(vii).

“Closing” means each of (i) the Initial Closing, (ii) each Subsequent Closing and (iii) the Subsequent Warrant Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Vehicle” means each of Holdings, IQHQ REIT and the Partnership.

“Confidentiality Agreement” means that certain Non-Disclosure and Confidentiality Agreement, dated as of July 18, 2025, by and between IQHQ REIT and Purchaser.

“Controlling Person” has the meaning set forth in Section 5.07(a).

“DC REIT” has the meaning set forth in Section 5.12.

“Defaulting Purchaser” means Purchaser (a) if Purchaser or any Affiliate of Purchaser has failed to pay by the 20th calendar day after the due date thereof any amounts required to be paid pursuant to the terms of this Agreement, unless (after curing such payment failure to the satisfaction of IQHQ REIT in its sole discretion) IQHQ REIT has agreed in writing with Purchaser that Purchaser is no longer a “Defaulting Purchaser” or (b) for so long as Purchaser or any Affiliate of Purchaser is a Defaulting Lender (as defined in the Restated Credit Agreement (as defined in the RCF Agreement)).

“Delay Notice” has the meaning set forth in Section 2.02(c).

“Disqualifying Event” has the meaning set forth in Section 5.04(c).

“DPA” has the meaning set forth in Section 5.11(a).

“EEA” has the meaning set forth in Section 5.04(k).

“EEA Investor” has the meaning set forth in Section 5.04(k).

“Eighth A&R Partnership LPA” means the Eighth Amended and Restated Partnership Agreement of the Partnership, substantially in the form attached hereto as Exhibit F.

“Equity Interests” means, with respect to any Person, (a) shares of capital stock, partnership interests, membership interests, joint venture interests, or other ownership or profit interests in such Person, and (b) any securities, rights, options, or warrants exchangeable for, convertible into, or exercisable for, directly or indirectly, any such shares, interests, or other securities described in clause (a), whether outstanding or authorized, including, without limitation, stock options, restricted stock, and warrants.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or IQHQ REIT within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Regulations” means 29 C.F.R. § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Final Closing Date” means the date on which Purchaser has completed the purchase of the Securities pursuant to this Agreement.

“Foreign Ownership Percentage” has the meaning set forth in the Foreign Ownership Percentage Annex to the Investor Questionnaire.

“Funded Amount” has the meaning set forth in Section 2.01(b)(i).

“Funding Schedule” means, Schedule I attached hereto, as may be adjusted in accordance with Article 2.

“Governmental Authority” means any court, arbitrator, or commission, board, bureau, agency or other government of any nation, state, city, locality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any arbitral body and any corporation or other entity exercising public functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holdings” has the meaning set forth in the Preamble.

“Holdings Class A-3 Units” means the Class A-3 Units of Holdings having the rights, preferences, privileges and obligations set forth for such units in the Holdings LPA.

“Holdings General Partner” means IQHQ GP, LLC, a Delaware limited liability company, in its capacity as the General Partner of Holdings, or any additional or successor general partner admitted to Holdings as a general partner thereof in accordance with the terms of the governing operating agreement of Holdings, in its capacity as a general partner of Holdings.

“Holdings LPA” means the Fifth Amended and Restated Limited Partnership Agreement of Holdings, dated as of December 31, 2024, as amended and restated by the Sixth A&R Holdings LPA to be dated as of the Initial Closing Date and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Indemnified Parties” means, collectively, the Purchaser and its respective officers, directors, shareholders, Affiliates, partners or members of any of the foregoing and each other Person that controls, is controlled by, or is under common control of any of the foregoing within the meaning of Section 15 of the Securities Act.

“Information” has the meaning set forth in Section 9.16.

“Initial Closing” has the meaning set forth in Section 3.01(a).

“Initial Closing Date” has the meaning set forth in Section 3.01(a).

“Initial Warrant” has the meaning set forth in the Recitals.

“Investment Advisers Act” has the meaning set forth in Section 5.04(b).

“Investment Amount” has the meaning set forth in Section 2.02(e).

“Investment Company Act” has the meaning set forth in Section 5.04(b).

“Investor Questionnaire” means the investor questionnaire (including any supplements thereto) submitted by the Purchaser prior to or together with this Agreement.

“IQHQ” means, collectively, IQHQ REIT, Holdings, the Partnership, the Holdings General Partner and the Partnership General Partner.

“IQHQ Agreements” means, collectively, the Holdings LPA, the Partnership LPA, the REIT Charter, and the REIT Bylaws, (in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“IQHQ REIT” has the meaning set forth in the Preamble.

“IRS” has the meaning set forth in Section 5.10(a).

“Issuer Representative” means (a) with respect to any Series G-1 Preferred Stock or Subsequent Series, IQHQ REIT, or any other Person acting on behalf of IQHQ REIT and (b) with respect to any Warrants issued by Holdings, Holdings or the Holdings General Partner or any other Person acting on behalf of Holdings or the Holdings General Partner.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of Holdings, IQHQ REIT and its direct and indirect subsidiaries taken as a whole, (b) a material and adverse effect on the rights and remedies of Purchaser under the Transaction Documents, taken as a whole, except as the result of any action or inaction on the part of Purchaser with respect to any action within its control or (c) a material impairment on the ability of Holdings and IQHQ REIT, taken as a whole, to perform their obligations under the Transaction Documents.

“Minimum Investment Amount” means $100,000,000 in the aggregate.

“Model” has the meaning set forth in Section 5.13.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Other Investors” has the meaning set forth in Section 2.06(b).

“Other Plan Investor” has the meaning set forth in Section 5.07(a).

“Other Subscription Agreements” has the meaning set forth in Section 2.06(b).

“Outside Date” has the meaning set forth in Section 7.01(a).

“Partnership” has the meaning set forth in the Recitals.

“Partnership General Partner” means IQHQ GP, LLC, a Delaware limited liability company, in its capacity as the General Partner of the Partnership, or any additional or successor general partner admitted to the Partnership as a general partner thereof in accordance with the terms of the governing operating agreement of the Partnership, in its capacity as a general partner of the Partnership.

“Partnership LPA” means the Seventh Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 31, 2024, as amended and restated by the Eighth A&R Partnership LPA to be dated as of the Initial Closing and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Person” means any individual, sole proprietorship, partnership, associate, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity of any kind.

“PJT Partners” means PJT Partners, Inc., together with its Affiliates.

“Placement Agents” has the meaning set forth in Section 4.04.

“Plan” means any pension plan or any retirement medical plan, each as established or maintained for employees of Holdings or IQHQ REIT or any ERISA Affiliate, or any such Plan to which Holdings or IQHQ REIT or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Preemptive Rights” has the meaning set forth in Section 2.01(b).

“Preemptive Rights Investors” has the meaning set forth in the Holdings LPA and the Partnership LPA and shall include any other Person who has any preemptive rights with respect to the offer, sale or issuance of any of the Securities.

“Preferred Stock” has the meaning set forth in the Recitals.

“Purchaser” has the meaning set forth in the Preamble.

“Purchase Notice” has the meaning set forth in Section 2.02(b).

“Purchase Notice Due Date” means the due date set forth in a Purchase Notice, which shall be the dates set forth on the Funding Schedule (as may be adjusted pursuant to this Agreement).

“Purchase Price” has the meaning set forth in the Recitals.

“RCF Agreement” has the meaning set forth in the Recitals.

“REIT Bylaws” means the bylaws of IQHQ REIT, as amended, amended and restated, supplemented or otherwise modified from time.

“REIT Charter” means the Amended and Restated Certificate of Incorporation of IQHQ REIT, as amended, amended and restated, supplemented or otherwise modified from time.

“Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its assets (or to which such Person or any of its assets is subject) or applicable to any or all of the transactions contemplated by, or referred to in, the Transaction Documents.

“Sanctioned Area” means any country, territory or region which is itself the subject or target of any comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means (a) any Person named on any Sanctions-related list of designated Persons administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any individual EU member state or the United Kingdom (irrespective of its status vis-à-vis the European Union), (b) any legal entity organized, incorporated or resident in, or the government, including any political subdivision, agency or instrumentality thereof, of, a Sanctioned Area, (c) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or the Government of Venezuela, or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of any such Person described in the foregoing clauses (a) – (c).

“Sanctions” means economic or trade sanctions imposed, administered, or enforced by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom.

“Section 894(c) Certificate” has the meaning set forth in Section 5.10(b).

“Securities” means, collectively, the Series G-1 Preferred Stock, Subsequent Series and the Warrants, and the securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion or redemption of such equity securities, as applicable).

“Securities Act” means the Securities Act of 1933, as amended.

“Series G-1 Preferred Stock” has the meaning set forth in the Recitals.

“Similar Fiduciary Law” has the meaning set forth in Section 5.07(b).

“Sixth A&R Holdings LPA” means the Sixth Amended and Restated Partnership Agreement of Holdings, substantially in the form attached hereto as Exhibit G.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“Stock Purchase Commitment” means $170,000,000 in the aggregate, subject to adjustment pursuant to the terms and conditions hereof.

“Stock Purchase Commitment Termination Date” has the meaning set forth in Section 2.02(d).

“Subsequent Closing” has the meaning set forth in Section 3.01(b).

“Subsequent Closing Date” has the meaning set forth in Section 3.01(b).

“Subsequent Series” has the meaning set forth in the Recitals.

“Subsequent Warrant” has the meaning set forth in the Recitals.

“Subsequent Warrant Closing” has the meaning set forth in Section 3.01(c).

“Subsequent Warrant Closing Date” has the meaning set forth in Section 2.03(b).

“Transaction Documents” means, collectively, this Agreement, the RCF Agreement, the ROFO Side Letter, the Sixth A&R Holdings LPA, the Eighth A&R Partnership LPA, the Articles Supplementary, the Board Side Letter, the Initial Warrant, the Subsequent Warrant, and any other document or other agreement entered into in connection with the transactions contemplated by this Agreement.

“Warrants” has the meaning set forth in the Recitals.

ARTICLE 2
Purchase and Sale of Securities

Section 2.01.     Stock Purchase Commitment.

(a)            Purchaser hereby agrees to purchase (i) a number of shares of Series G-1 Preferred Stock (or, if applicable, shares of any Subsequent Series) from IQHQ REIT at a per-share price equal to the Purchase Price, representing, in the aggregate, a total purchase amount not to exceed the Stock Purchase Commitment, and (ii) the corresponding Warrants, in each case, in accordance with the terms and conditions of this Agreement. Subject to the terms and conditions of this Agreement, Purchaser’s obligation to IQHQ REIT to pay the Stock Purchase Commitment shall be complete and binding effective as of date hereof, but the Stock Purchase Commitment shall be payable to IQHQ REIT in installments as provided in this Article 2. Except as, and only to the extent, expressly provided for in this Agreement, the obligation of Purchaser to consummate the transactions contemplated by this Agreement is unconditional and any changes in the condition of IQHQ or its subsidiaries or the financial markets shall not invalidate Purchaser’s obligation to consummate the transactions herein on any Purchase Notice Due Date. Purchaser acknowledges and agrees that IQHQ REIT may accept capital commitments to purchase Preferred Stock and corresponding warrants (which warrants may be to purchase Holdings Class A-3 Units or equivalent units of the Partnership) from other investors in one or more closings.

(b)            Purchaser acknowledges and agrees that IQHQ will run the preemptive rights process in respect of the Securities, for an aggregate offering amount determined by IQHQ which will be at least $170,000,000, in accordance with Section 6.03 of the Holdings LPA and Section 6.03 of the Partnership LPA and that Purchaser’s Stock Purchase Commitment is subject in all cases to the preemptive rights of the Preemptive Rights Investors, including special overallotment rights held by certain investors, and pursuant to any other organizational documents, side letters and other agreements to which any of IQHQ REIT, Holdings or the Partnership is a party or which otherwise give rise to preemptive rights to the Preemptive Rights Investors (the “Preemptive Rights”). In furtherance of the foregoing, in the case any Preemptive Rights Investor(s) exercise their Preemptive Rights in a manner that would require Purchaser’s Stock Purchase Commitment to be reduced in order for IQHQ to comply with its Preemptive Rights obligations to such Preemptive Rights Investor(s), Purchaser’s Stock Purchase Commitment shall be so reduced and that portion of Purchaser’s initially-accepted Stock Purchase Commitment corresponding to such reduction shall be cancelled; provided that prior to any such reduction and cancellation, IQHQ and Purchaser shall cooperate in good faith to determine if a mutually acceptable alternative solution to permit IQHQ to comply with its Preemptive Rights obligations to such Preemptive Rights Investors without requiring any such reduction and cancellation is available; provided, further, that if, following the exercise of any Preemptive Rights by the Preemptive Rights Investors, the remaining aggregate offering amount is equal to or greater than the Minimum Investment Amount, then the Purchaser’s Stock Purchase Commitment shall not be reduced below the Minimum Investment Amount.

(i)            To the extent Purchaser’s Stock Purchase Commitment is reduced pursuant to Section 2.01(b) above to an amount less than the aggregate amount the Purchaser has already funded (the “Funded Amount”), IQHQ and Purchaser shall cooperate in good faith to determine a mutually acceptable solution to transfer to the Preemptive Rights Investors to satisfy their exercise of Preemptive Rights the number of Purchaser’s then-issued and outstanding shares of Preferred Stock or other Securities that were purchased for that portion of the Funded Amount that exceeds the Purchaser’s reduced Stock Purchase Commitment, in consideration of a return of Purchaser’s excess Funded Amount; plus an amount in cash equal to the dividends that have accrued (whether or not declared) on any such Preferred Stock or other Securities.

Section 2.02.     Purchases of Preferred Stock; Subsequent Series.

(a)            Purchaser hereby agrees to purchase on each Purchase Notice Due Date a number of shares of Preferred Stock from IQHQ REIT equal to (i) the Investment Amount (as defined below) for such Purchase Notice Due Date divided by (ii) the Purchase Price; provided that all purchases of Preferred Stock pursuant to this Agreement shall not, in the aggregate, exceed the Stock Purchase Commitment. The initial Purchase Notice Due Dates applicable to the Purchaser and the Investment Amounts corresponding to each Purchase Notice Due Date are set forth on the Funding Schedule. It is understood that the Purchase Notice Due Dates set forth on the Funding Schedule assume an Initial Closing Date of September 30, 2025, and to that end, IQHQ REIT and the Purchaser agree that if the Initial Closing Date is different than September 30, 2025, the Purchase Notice Due Dates in the Funding Schedule shall be adjusted day-for-day based on the actual Initial Closing Date, and each Purchase Notice Due Date may be delayed up to three Business Days to account for non-Business Days.

(b)            At least three Business Days prior to a Purchase Notice Due Date, IQHQ REIT shall deliver to Purchaser a purchase notice, which shall include a statement of the applicable Investment Amount for such Purchase Notice Due Date and also indicate whether the shares to be purchased will be shares of Series G-1 Preferred Stock or shares of a Subsequent Series (each such notice, a “Purchase Notice”). The Purchaser shall pay the Investment Amount for each Purchase Notice, as applicable, in accordance with the instructions provided by IQHQ in the applicable Purchase Notice.

(c)            Notwithstanding anything to the contrary herein, upon no less than six months’ prior written notice to Purchaser (a “Delay Notice”) IQHQ may delay any Purchase Notice Due Date, which will also delay all subsequent Purchase Notice Due Dates, by six months. In the event that any Purchase Notice Due Date is delayed by more than eighteen months after the date set forth in the initial Funding Schedule (as adjusted for the Initial Closing Date), Purchaser’s Stock Purchase Commitment shall be reduced by the Investment Amount applicable to each such delayed Purchase Notice Due Date(s) and, unless otherwise agreed between Purchaser and IQHQ REIT, Purchaser shall have no right or obligation to purchase, and IQHQ REIT shall have no right or obligation to sell and issue, Preferred Stock for the Investment Amount applicable to such Purchase Notice Due Date; provided that, subject to the terms of the Holdings LPA and Partnership LPA (including Section 6.03 of each of the Holdings LPA and the Partnership LPA), Purchaser shall have the right, but not the obligation, to purchase, and upon the exercise of such right IQHQ REIT shall have the obligation to sell and issue to Purchaser, Preferred Stock for an aggregate Investment Amount equal to the Minimum Investment Amount.

(d)            Notwithstanding anything to the contrary herein, by written notice to Purchaser (a “Cancellation Notice”), IQHQ REIT may cancel all Purchase Notice Due Dates occurring on or after the date specified by IQHQ in the Cancellation Notice, which date shall not be less than 180 days following delivery of the Cancellation Notice (the “Stock Purchase Commitment Termination Date”). Effective as of the Stock Purchase Commitment Termination Date, Purchaser shall have no further right or obligation to purchase, and IQHQ REIT shall have no further right or obligation to sell and issue, Preferred Stock to the Purchaser; provided that, subject to the terms of the Holdings LPA and Partnership LPA (including Section 6.03 of each of the Holdings LPA and the Partnership LPA), Purchaser shall have the right, but not the obligation, to purchase, and upon the exercise of such right IQHQ REIT shall have the obligation to sell and issue to Purchaser, Preferred Stock for an aggregate Investment Amount equal to the Minimum Investment Amount.

(e)            The aggregate Purchase Price for the shares of Preferred Stock to be acquired by the Purchaser on any Purchase Notice Due Date is referred to herein as the “Investment Amount” for such Purchase Notice Due Date, and the Investment Amount shall equal for any Purchase Notice Due Date the product of (i) the number of shares of Preferred Stock to be purchased by the Purchaser on such Purchase Notice Due Date multiplied by (ii) the Purchase Price.

(f)            In connection with each Purchase Notice Due Date after the Initial Closing, IQHQ REIT shall designate a Subsequent Series of Preferred Stock, by filing for record with SDAT an Additional Articles Supplementary with respect to such Subsequent Series that shall contain terms substantially similar to those applicable to the Series G-1 Preferred Stock, other than with respect to the issuance date of the applicable shares of Preferred Stock within such Subsequent Series and the terms relating thereto. Purchaser acknowledges and agrees that any shares of Preferred Stock issued to Purchaser in a Subsequent Closing shall be shares of the applicable Subsequent Series and that its Stock Purchase Commitment shall be designated for the purchase of shares of each such Subsequent Series, as applicable, in addition to shares of Series G-1 Preferred Stock in accordance with this Agreement, in each case, without requiring any further action or consent from Purchaser.

(g)            Unless this Section 2.02(g) has been waived by the Holdings General Partner and the Partnership General Partner each in their sole discretion, the rights of Purchaser and the obligations of IQHQ pursuant to this Section 2.02 shall not apply if Purchaser is a Defaulting Purchaser.

Section 2.03.     Purchases of Warrants.

(a)            Subject to the terms and conditions of this Agreement and in connection with the purchase of Preferred Stock by Purchaser, Purchaser agrees to purchase, and Holdings agrees to sell and issue to Purchaser, the Initial Warrant on the Initial Closing Date. In connection with the sale and issuance of the Initial Warrant, as a matter of administrative convenience only, and in lieu of Purchaser’s payment to Holdings of the allocated portion of the applicable purchase price or Investment Amount for such Initial Warrant in accordance herewith, Holdings hereby directs that such allocated portion of such purchase price or Investment Amount be paid, directly or indirectly, by the Purchaser to the Partnership on behalf of, and for the benefit of, Holdings (it being acknowledged that such payment shall be treated as made to Holdings and thereupon be subject to that certain Direction, Contribution and Exchange Agreement, dated as of the Initial Closing Date, by and among the Partnership, Holdings and IQHQ REIT, pursuant to which such allocated portion of the purchase price or Investment Amount is or will be contributed by Holdings to IQHQ REIT, and by IQHQ REIT to the Partnership).

(b)            Subject to the terms and conditions of this Agreement and in connection with the purchase of Preferred Stock by Purchaser, Purchaser agrees to purchase, and Holdings agrees to sell and issue to Purchaser, the Subsequent Warrant on the earliest to occur of: (A) the Subsequent Closing Date on which the Purchaser’s Stock Purchase Commitment is fully funded, (B) the third anniversary of the Initial Closing Date and (C) the Stock Purchase Commitment Termination Date (such earliest date, the “Subsequent Warrant Closing Date”), provided, however, that Purchaser shall have no right or obligation to purchase, and Holdings shall have no right or obligation to sell and issue, the Subsequent Warrant on the Subsequent Warrant Closing Date if Purchaser is a Defaulting Purchaser. In the event IQHQ REIT delivers a Cancellation Notice after any Purchase Notice Due Date and Purchaser is not a Defaulting Purchaser, then Purchaser agrees to purchase, and Holdings agrees to sell and issue to Purchaser, the Subsequent Warrant on the Stock Purchase Commitment Termination Date; provided that the number of Holdings Class A-3 Units for which the Subsequent Warrant may be exercised will be reduced in the same proportion as the amount of the Stock Purchase Commitment actually funded by Purchaser on or prior to the Stock Purchase Commitment Termination Date bears to the total Stock Purchase Commitment (assuming no such Cancellation Notice was delivered). In connection with the sale and issuance of the Subsequent Warrant, as a matter of administrative convenience only, and in lieu of Purchaser’s payment to Holdings of the allocated portion of the applicable purchase price or Stock Purchase Commitment for such Subsequent Warrant in accordance herewith, Holdings hereby directs that such allocated portion of such purchase price or Stock Purchase Commitment be paid, directly or indirectly, by the Purchaser to the Partnership on behalf of, and for the benefit of, Holdings (it being acknowledged that such payment shall be treated as made to Holdings and thereupon be subject to that certain Direction, Contribution and Exchange Agreement, dated as of the Initial Closing Date, by and among the Partnership, Holdings and IQHQ REIT, pursuant to which such allocated portion of the purchase price or Stock Purchase Commitment will be contributed by Holdings to IQHQ REIT, and by IQHQ REIT to the Partnership).

(c)            Unless this Section 2.03(c) has been waived by the Holdings General Partner and the Partnership General Partner each in their sole discretion: (i) the rights of Purchaser and the obligations of IQHQ pursuant to this Section 2.03(c) shall not apply if Purchaser is a Defaulting Purchaser; and (ii) the Initial Warrant shall terminate without any right of Purchaser or any permitted transferee of Purchaser to exercise the Initial Warrant or receive any compensation therefor upon Purchaser becoming a Defaulting Purchaser.

Section 2.04.     Agreements upon Issuance of Preferred Stock or Exercise of Warrants. The Securities will have those rights, preferences and privileges set forth in the Holdings LPA, the Partnership LPA and/or the REIT Charter and/or REIT Bylaws, as applicable; provided that, notwithstanding the foregoing or any contrary provision in the Holdings LPA, the Partnership LPA, the REIT Charter and/or REIT Bylaws or any Side Letter (as defined in the Holdings LPA), as applicable, Purchaser agrees that any Securities it acquires in connection with any of the transactions contemplated by the Transaction Documents, including the Holdings Class A-3 Units received upon exercise of a Warrant, will be excluded from any special put right, repurchase right, redemption right, sale right or other similar right that applies to less than all investors and/or less than all units or other interests in Holdings, the Partnership and/or IQHQ REIT, as applicable; and any provisions that provide such rights in respect of any class, series or other subset of units or interests shall be construed as if the applicable Securities had not been issued (e.g., provisions that provide such rights in respect of any Class A Units (as defined in the Holdings LPA) shall be construed as if Holdings Class A-3 Units had not been issued).

Section 2.05.     Adoption of IQHQ Agreements. Effective upon the Initial Closing, Purchaser hereby approves, accepts, adopts, and agrees to adhere to and be bound as a stockholder of IQHQ REIT and a limited partner in Holdings by each and every applicable provision contained in the applicable IQHQ Agreements, and Purchaser agrees to become a limited partner of Holdings in accordance with the terms of its Warrant. Purchaser’s participation in the Initial Closing shall, pursuant to Section 2.07, give the Holdings General Partner the power to execute applicable IQHQ Agreements on Purchaser’s behalf.

Section 2.06.     General Terms. The following shall apply to any sale of Preferred Stock and corresponding Warrants pursuant to this Agreement:

(a)            No Limitation on Other Issuances. Except as otherwise provided in the REIT Charter, nothing in this Agreement shall limit any right of IQHQ REIT, Holdings or the Partnership to issue new equity of any kind or in any amount in accordance with the terms of the IQHQ Agreements, as applicable; provided that, for the period beginning on the date hereof and ending on the date all Preemptive Rights commitments have been accepted with respect to the Securities, IQHQ shall not grant any preemptive rights to any Person after the date of this Agreement that would have the effect of delaying, restricting or otherwise limiting Purchaser’s ability to acquire any Securities (whether or not such preemptive rights are ultimately exercised or waived) pursuant to this Agreement in respect of Purchaser’s Stock Purchase Commitment (without regard to any adjustment). Without limiting the generality of the foregoing and except as otherwise provided in this Section 2.06(a), to the extent approved by the Board, IQHQ REIT may issue and sell any number of shares of Preferred Stock at the Purchase Price.

(b)            Other Purchases or Subscription Agreements. IQHQ REIT may enter into one or more additional purchase agreements or subscription agreements (collectively, the “Other Subscription Agreements”) with other Persons (“Other Investors”) providing for the acquisition by such Other Investors of shares of Preferred Stock of IQHQ REIT at the Purchase Price. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of the Preferred Stock and corresponding Warrants to Purchaser and such Preferred Stock and corresponding warrants (which warrants may be to purchase Holdings Class A-3 Units or equivalent units of the Partnership) to Other Investors are to be separate sales.

(c)            Differential Draw Schedules. For the convenience of IQHQ REIT or any stockholder therein (including for any regulatory or tax compliance objectives), in each case to the extent approved by the IQHQ REIT, but in each case, subject to Section 2.01, IQHQ REIT may cause the capital commitments of any Other Investors to be drawn at different times in different proportions as compared to Purchaser and the Other Investors. Without limiting the generality of the foregoing, but subject to Section 2.01, IQHQ REIT may determine to draw capital commitments from larger investors in a greater number of separate installments than capital commitments are drawn from smaller investors, and/or IQHQ REIT may determine to offer Other Investors a choice between different draw schedules (but neither Purchaser nor any Other Investor shall have any right to demand a particular draw schedule unless separately agreed in writing between such Purchaser and IQHQ REIT). Purchaser acknowledges that the disparate funding of capital commitments by stockholders on different dates will result in different investment returns to the stockholders even where their capital commitments may have been made at the same time for the same series of stock of IQHQ REIT, including with respect to differential accumulation of dividends and/or the amount to be paid for any such share of Preferred Stock in connection with any redemption thereof in accordance with the Articles Supplementary or applicable Additional Articles Supplementary in respect of such shares and/or with respect to differential returns accumulated in respect of common units of Holdings or common units of the Partnership, in each case, issuable upon exercise of any Warrant.

Section 2.07.     Power of Attorney. To the fullest extent permitted by law, by executing this Agreement, Purchaser hereby irrevocably makes, constitutes, appoints and grants to the Holdings General Partner, in its capacity as the general partner of Holdings or the general partner of the sole common stockholder of IQHQ REIT, as applicable, with full power of substitution and resubstitution, to act as Purchaser’s true and lawful representative and attorney-in-fact, in Purchaser’s name, place and stead, to execute, acknowledge, verify, deliver, swear to, file and/or record at the appropriate public offices: (a) any applicable IQHQ Agreement; (b) any instrument, document and/or certificate required to effectuate, implement and continue the formation and existence of IQHQ REIT, Holdings or the Partnership which counsel to Holdings or IQHQ REIT deems necessary or appropriate; (c) such documents as the Holdings General Partner may deem necessary or appropriate to carry out the provisions of this Agreement and any applicable IQHQ Agreement (including without limitation, the admission of Persons as additional stockholders in IQHQ REIT and/or partners in Holdings and/or the Partnership); and (d) all other instruments or documents not inconsistent with the terms of this Agreement or any applicable IQHQ Agreement which may be required by law to be filed on behalf of IQHQ REIT, Holdings or the Partnership. In addition, to the fullest extent permitted by law, by executing this Agreement, Purchaser hereby irrevocably makes, constitutes, appoints and grants to the Holdings General Partner, with full power of substitution and resubstitution, to act as Purchaser’s true and lawful representative and attorney-in-fact, in Purchaser’s name, place and stead, to take all or any of the actions set forth in the power-of-attorney provision contained in the Sixth A&R Holdings LPA or the Eighth A&R Partnership LPA, as applicable. Purchaser hereby empowers the Holdings General Partner as attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents which may be executed by it pursuant hereto. To the fullest extent permitted by law, the appointment by Purchaser of the Holdings General Partner as Purchaser’s attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that Purchaser, upon acceptance by IQHQ REIT and Holdings of this Agreement, will be relying upon the power of the Holdings General Partner to act as contemplated by this Agreement and the Holdings LPA, as applicable, in any filing and other action by it on behalf of IQHQ REIT, Holdings and the Partnership, shall survive, and not be affected by, Purchaser’s bankruptcy, death, incapacity, incompetence, insanity, disability, liquidation or dissolution or the transfer or assignment of all or any portion of Purchaser’s interest in IQHQ REIT or Holdings. Any Person dealing with IQHQ may conclusively presume and rely upon the fact that any instrument referred to above, executed by any holder of this power of attorney, is authorized, legal, valid and binding, without further inquiry. If required, Purchaser will execute and deliver to the Holdings General Partner, within ten calendar days after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the Holdings General Partner deems necessary or appropriate for the purposes hereof.

ARTICLE 3
Closing; Delivery; Conditions Precedent

Section 3.01.     Closing; Delivery.

(a)            Initial Closing. The initial purchase and sale of the Preferred Stock and of the Initial Warrant shall take place no later than the third Business Day following the date on which the conditions set forth in Section 3.02(a) and Section 3.03(a) have been satisfied or waived by the party for whose benefit the condition exists, or upon such date as IQHQ REIT, Holdings and Purchaser may otherwise mutually agree upon in writing (the “Initial Closing” and the date of the Initial Closing, the “Initial Closing Date”).

(b)            Subsequent Closings. Following the Initial Closing, purchases and sales of the Preferred Stock shall take place on the Purchase Notice Due Dates or such other dates mutually agreed upon in writing, subject to the satisfaction or waiver by the party for whose benefit the condition exists of the applicable conditions set forth in Section 3.02 and Section 3.03 (each subsequent closing, a “Subsequent Closing” and each date of a Subsequent Closing, a “Subsequent Closing Date”).

(c)            Subsequent Warrant Closing. The purchase and sale of the Subsequent Warrant (the “Subsequent Warrant Closing”) shall take place on the Subsequent Warrant Closing Date (or the Stock Purchase Commitment Termination Date, if applicable) or such other date mutually agreed upon in writing, subject to the satisfaction or waiver by the party for whose benefit the condition exists of the applicable conditions set forth in Section 3.02 and Section 3.03.

(d)            Delivery. At each Closing, IQHQ REIT shall deliver to Purchaser the shares of Preferred Stock to be purchased by Purchaser upon payment of the applicable Investment Amount for such Preferred Stock; provided that, at each of the Initial Closing and the Subsequent Warrant Closing (or the Stock Purchase Commitment Termination Date, if applicable), Holdings shall also deliver to Purchaser the Warrant to be purchased by Purchaser in connection with such Initial Closing and Subsequent Warrant Closing (or the Stock Purchase Commitment Termination Date, if applicable), as applicable. For the avoidance of doubt, Holdings shall not be required to sell, issue or deliver to Purchaser a Warrant unless and until Purchaser has purchased Preferred Stock pursuant to the terms of this Agreement (including, in the case of the Initial Warrant, the contemporaneous purchase of the applicable Preferred Stock at the Initial Closing).

Section 3.02.     Conditions to Purchaser’s Obligations at each Closing. The obligations of Purchaser to Holdings and IQHQ REIT under this Agreement are subject to the fulfillment, on or before the applicable Closing in which Purchaser is acquiring Preferred Stock and/or a Warrant, of the following conditions, unless otherwise waived by Purchaser:

(a)            Solely with respect to the Initial Closing:

(i)            Effectiveness of the Restated Credit Agreement (as defined in the RCF Agreement) pursuant to the terms and conditions of the RCF Agreement such that Purchaser shall become a “Lender” and a “Secured Party” under the Restated Credit Agreement (as defined in the RCF Agreement).

(ii)            Consent(s) described in this Section 3.02(a) shall be obtained and effective as of the Initial Closing Date.

(iii)           The Holdings General Partner, the Partnership General Partner and the Board shall have approved the transactions contemplated by the Transaction Documents, including, without limitation, approval of the execution and delivery of the Transaction Documents and the transactions contemplated hereby and thereby.

(iv)            IQHQ REIT shall have adopted and filed the Articles Supplementary with SDAT and the Articles Supplementary shall have been accepted for record by SDAT and shall be in full force and effect.

(v)            IQHQ shall have received the requisite consent(s) to execute and deliver the Transaction Documents, including for purposes of giving effect to the matters contemplated by the Board Side Letter.

(vi)            The Holdings General Partner and the Partnership General Partner shall have received the requisite consent(s) to execute and deliver the Sixth A&R Holdings LPA and the Eighth A&R Partnership LPA, respectively, each of which shall have been executed and delivered to Purchaser by the requisite parties thereto (other than Purchaser) for the validity and effectiveness thereof.

(vii)            IQHQ shall have received the requisite consent(s) of Citizens Banks, N.A. under that certain Amended and Restated Credit Agreement, dated as of August 3, 2022 (as in effect on the date hereof, the “Citizens Credit Agreement”), by and among, inter alios, IQHQ REIT, Citizens Banks, N.A., as the administrative agent and the lenders party thereto with respect to any matters requiring their consent under the Transaction Documents.

(viii)           The right of first offer side letter substantially in the Form attached hereto as Exhibit E (the “ROFO Side Letter”) shall have been entered into and delivered by IQHQ REIT, Holdings, and Partnership to Purchaser.

(ix)            The Holdings board appointment side letter, in form and substance reasonably acceptable to Purchaser (the “Board Side Letter”), shall have been entered into and delivered by Holdings and IQHQ REIT to Purchaser.

(x)            The IIP Holder Waiver (as defined in the Board Side Letter), in form and substance reasonably acceptable to Purchaser and IQHQ REIT, which such IIP Holder Waiver shall include customary restrictions, representations and covenants from each of the Purchaser, IQHQ REIT, Holdings and the Partnership, shall have been entered into by Holdings, IQHQ REIT, and the Partnership and delivered to Purchaser such that Purchaser shall become an “Excepted Holder” under each of the Eighth A&R Partnership LPA and the REIT Charter.

(xi)            An employment term sheet containing reasonable market terms for the employment of the chief executive officer shall have been agreed between the chief executive officer and IQHQ Associates, Inc., a Delaware corporation, and delivered by the Partnership General Partner to Purchaser.

(b)            No Event of Default (as defined in the Restated Credit Agreement (as defined in the RCF Agreement)) is then existing and continuing.

(c)            Solely with respect to each Subsequent Closing, IQHQ REIT shall have adopted and filed the Additional Articles Supplementary with SDAT and the Additional Articles Supplementary shall have been accepted for record by SDAT and shall be in full force and effect.

(d)            Except for the notices required or permitted to be filed after the date of each Closing pursuant to applicable federal and state securities laws (which notices shall be timely filed), all authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

(e)            IQHQ REIT and Holdings shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.

(f)            Before and after giving effect to the issuance and sale of the Securities, no event that has resulted in or that is reasonably likely to result in a Material Adverse Effect shall have occurred.

(g)            The representations and warranties of Holdings and IQHQ REIT contained in Article 4 shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth herein) on and as of such Closing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date.

(h)            Holdings and IQHQ REIT shall represent and warrant to Purchaser that, (i) commencing with its short taxable year ended December 31, 2019 and as of such Closing, IQHQ REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and (ii) Holdings has been and is currently, treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

Section 3.03.     Conditions to Holdings’ and IQHQ REIT’s Obligations at each Closing. The obligations of Holdings and IQHQ REIT, as applicable, to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing in which Purchaser is acquiring shares of Preferred Stock and/or a Warrant (as applicable), of each of the following conditions, unless otherwise waived by Holdings (on behalf of itself and IQHQ REIT), as applicable:

(a)            Solely with respect to the Initial Closing:

(i)            Effectiveness of the Restated Credit Agreement (as defined in the RCF Agreement) pursuant to the terms and conditions of the RCF Agreement such that Purchaser shall become a “Lender” and a “Secured Party” under the Restated Credit Agreement (as defined in the RCF Agreement).

(ii)            Consent(s) described in this Section 3.03(a) shall be obtained and effective as of the Initial Closing Date.

(iii)            The Holdings General Partner, the Partnership General Partner and the Board shall have approved the transactions contemplated by the Transaction Documents, including, without limitation, approval of the execution and delivery of the Transaction Documents and the transactions contemplated hereby and thereby.

(iv)            IQHQ shall have received the requisite consent(s) to execute and deliver the Transaction Documents.

(v)            The Holdings General Partner and the Partnership General Partner shall have received the requisite consent(s) to execute and deliver the Sixth A&R Holdings LPA and the Eighth A&R Partnership LPA, respectively, each of which shall have been executed and delivered by Purchaser.

(vi)            IQHQ shall have received the requisite consent(s) of Citizens Banks, N.A. under the Citizens Credit Agreement with respect to any matters requiring their consent under the Transaction Documents.

(b)            The representations and warranties of Purchaser contained in Article 5 shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth herein) on and as of such Closing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date.

(c)            Except for the notices required or permitted to be filed after the date of the Closing pursuant to applicable federal and state securities laws (which notices shall be timely filed), all authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

(d)            Purchaser shall have entered into and delivered this Agreement.

(e)            Purchaser’s board of directors, members, stockholder, partners or other governing body shall have approved the transactions contemplated by the Transaction Documents, including, without limitation, approval of the execution and delivery of the Transaction Documents and the transactions contemplated hereby and thereby, and all other requisite approval of Purchaser’s board of directors, members, stockholder, partners or other governing body concerning the transactions contemplated under the Transaction Documents shall have been obtained.

(f)            Purchaser shall have performed and complied with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.

(g)            Purchaser is not a Defaulting Purchaser.

ARTICLE 4
Representations and Warranties of IQHQ REIT and Holdings

Each of IQHQ REIT and Holdings, jointly and severally, as of the date hereof, the Initial Closing Date, the Subsequent Warrant Closing Date and each Subsequent Closing Date, as applicable, hereby represents and warrants to Purchaser that:

Section 4.01.     Organization; Capacity. Each of Holdings and IQHQ REIT is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations hereunder.

Section 4.02.     Authorization; Noncontravention. IQHQ REIT and Holdings’ execution and delivery of this Agreement and the performance by IQHQ REIT and Holdings of their obligations under this Agreement: (i) has been authorized by all necessary corporate or other action of IQHQ REIT or Holdings, as applicable; (ii) will not result in a material violation of any Requirements of Law applicable to IQHQ REIT or Holdings, as applicable, or result in a material breach or default under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other Governmental Authority, in each case applicable to Holdings or IQHQ REIT; (iii) shall not constitute a default or result in the cancellation, termination, acceleration, breach or violation of any agreement or other material document to which Holdings, IQHQ REIT or any of their direct or indirect subsidiaries is a party or by which any of their properties is bound, other than as a result of the failure to obtain the consents described in Section 3.02(a); and (iv) does not conflict with or contravene the terms of the IQHQ Agreements.

Section 4.03.     Capitalization; Title to Securities. The authorized, issued and outstanding Equity Interests of each of IQHQ REIT, Holdings and Partnership as of the date of this Agreement are as set forth on Schedule 4.03 attached hereto. At each Closing, Purchaser will acquire the applicable Securities at such Closing free and clear of all liens, charges, security interests, preemptive rights and other adverse claims and restrictions on use, title or transfer of any nature whatsoever and any other encumbrance, other than those imposed by applicable securities laws or as set forth in the REIT Charter, Articles Supplementary, Additional Articles Supplementary, Eighth A&R Partnership LPA or in the Sixth A&R Holdings LPA, as applicable.

Section 4.04.     Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the sale of the Securities contemplated hereby based on any agreement, arrangement or understanding with IQHQ or any action taken by IQHQ, other than, if applicable, those fees payable to PJT Partners and, if applicable, Raymond James & Associates, Inc. (together with PJT, the “Placement Agents”) by IQHQ REIT pursuant to the respective agreements entered into between the Placement Agents and one or more Company Vehicles.

Section 4.05.     Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law in effect on the date hereof, and no lapse of a waiting period under any Requirements of Law in effect on the date hereof, is required in connection with the execution and delivery of the Transaction Documents on the date of the Initial Closing to which IQHQ REIT or Holdings is a party or the performance by IQHQ REIT or Holdings of their respective obligations thereunder.

Section 4.06.     No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of Holdings or IQHQ REIT, threatened, against Holdings, IQHQ REIT, or any of its direct or indirect subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.07.     Federal Tax Status. Commencing with its short taxable year ended December 31, 2019 through its taxable year ended December 31, 2024, IQHQ REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code. Holdings has been and is currently, treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

Section 4.08.     Solvency. Each of IQHQ REIT, Holdings and the Partnership is, and after giving effect to the transactions contemplated at each Closing shall be, Solvent.

Section 4.09.     Binding Effect. This Agreement has been duly authorized, executed and delivered by IQHQ REIT and Holdings, and, assuming the due authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of IQHQ REIT and Holdings, enforceable against IQHQ REIT and Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability. The REIT Charter, assuming the due authorization, execution and delivery by Purchaser, when executed and delivered by the parties thereto (other than Purchaser), will constitute the legal, valid and binding obligation of IQHQ REIT, enforceable against it in accordance with its terms.

ARTICLE 5
Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants to Holdings and IQHQ REIT, as of the date hereof, the Initial Closing Date, the Subsequent Warrant Closing Date and each Subsequent Closing Date, as applicable, and, solely with respect to the representations and warranties set forth in Section 5.01, Section 5.03, Section 5.04, Section 5.05, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11 and Section 5.12, for so long as Purchaser holds an interest in Holdings and/or IQHQ REIT, that:

Section 5.01.     Organization; Capacity. Purchaser is not a natural person and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations hereunder.

Section 5.02.     Authorization; No Conflicts or Consents. Purchaser’s execution and delivery of the Transaction Documents to which it is a party, and the performance by Purchaser of its obligations under each Transaction Document to which it is a party (i) has been authorized by all necessary corporate, partnership, limited partnership, limited liability company or other action of Purchaser, as applicable; (ii) does not and will not result in a material violation of any Requirements of Law applicable to Purchaser, or result in a material breach or default under any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator, or commission, board, bureau, agency or other Governmental Authority, in each case applicable to Purchaser or Purchaser’s assets; (iii) does not and will not conflict with or contravene the terms of Purchaser’s certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational document, as applicable; and (iv) will not constitute a material breach of or default under (or an event that with notice or lapse of time or both could reasonably be expected to become a default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any material agreement, contract, note, bond, mortgage, indenture, lease, franchise, permit or other similar authorization or joint venture, limited liability or partnership agreement or other instrument binding upon Purchaser or its assets.

Section 5.03.     Binding Effect. Each Transaction Document to which Purchaser is a party has been duly authorized, executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Holdings, IQHQ REIT and/or the Partnership, as applicable, of the Transaction Documents and the IQHQ Agreements, as applicable, when executed and delivered by Purchaser (if required to be executed and delivered), will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

Section 5.04.     Securities Law Representations.

(a)            Purchaser hereby confirms that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution or disposition of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person or to any third Person, with respect to any of the Securities. Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(b)            Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. In addition, Purchaser is a “qualified purchaser” as such term is defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940 (the “Investment Company Act”). To the extent that any look-through rules apply to Purchaser under the Securities Act or the Investment Company Act, each Person who holds an equity interest in Purchaser is, and each Person who at any time in the future holds an equity interest in Purchaser will be, an “accredited investor” and a “qualified purchaser” as so defined. Purchaser and each of its beneficial owners is familiar with the definition of “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, and the definition of “qualified purchaser,” as such term is defined in the Investment Company Act. Purchaser is also familiar with the circumstances under which it must look through a limited partner or other equityholder in Purchaser to the beneficial owners of such limited partner or other equityholder, and Purchaser has completed all appropriate diligence with respect to each limited partner or other equityholder in each case where a look-through applies. Unless otherwise disclosed in writing in the Investor Questionnaire, Purchaser, as well as any direct or indirect beneficial owner of Purchaser that would be identified as a “client” of Holdings, IQHQ REIT or the Holdings General Partner under Rule 205-3 of the U.S. Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), if such Person was an investment adviser under the Investment Advisers Act, is a “qualified client” within the meaning of the Investment Advisers Act. In addition, Purchaser meets any additional or different suitability standards imposed by the securities and similar laws of the state or other jurisdiction of Purchaser’s principal place of business or domicile in connection with an investment in Holdings or IQHQ REIT, as applicable.

(c)            Except as otherwise disclosed in writing in Purchaser’s Investor Questionnaire, Purchaser is not, and no other person who within the meaning of Rule 506(d) of Regulation D promulgated under the Securities Act would be a “beneficial owner of 20% or more of the issuer’s outstanding voting equity securities” with respect to Purchaser is, subject to any sanction, order or other disciplinary status that could result in such disqualifying event (“Disqualifying Event”) that would (i) limit its or Purchaser’s ability to invest in Holdings or IQHQ REIT, as applicable, or participate as a partner or other equityholder in any Company Vehicle, (ii) limit the ability of any Company Vehicle to conduct a valid offering under Regulation D promulgated under the Securities Act (including this offering of Securities) or (iii) require any disclosure in respect of Purchaser to any other limited partner or other equityholder of any Company Vehicle or any other Person, in each case including pursuant to Rules 506(d) or 506(e) of Regulation D promulgated under the Securities Act. Purchaser will immediately notify IQHQ REIT or the Holdings General Partner, as applicable, in writing if Purchaser becomes subject to a Disqualifying Event at any date after the date hereof.  In the event that Purchaser becomes subject to a Disqualifying Event at any date after the date hereof, Purchaser agrees and covenants to use its best efforts to coordinate with IQHQ REIT or the Holdings General Partner, as applicable, to provide documentation as reasonably requested by IQHQ REIT or the Holdings General Partner, as applicable, related to any such Disqualifying Event.  Furthermore, if a Disqualifying Event occurs at any time after the date hereof, then (x) Purchaser’s voting rights in respect of Holdings and IQHQ REIT’s outstanding voting equity securities (calculated on the basis of voting power) may, in the sole discretion of the Holdings General Partner, be automatically reduced, for such period of time as the Holdings General Partner determines is necessary or advisable (which reduction may be retroactive and/or prospective), to the lesser of 19.9% and a fraction, represented as a percentage, the numerator of which is the aggregate number of Voting Units or Combined Voting Units (as applicable, and each as defined in the Holdings LPA) then-held by Purchaser and the denominator of which is the aggregate number of all Voting Units or Combined Voting Units (as applicable) then-issued, and IQHQ REIT or the Holdings General Partner, as applicable, is hereby authorized on behalf of Purchaser to take such action as IQHQ REIT or the Holdings General Partner, as applicable, deems necessary or appropriate to give effect to the same, and/or (y) if IQHQ REIT or the Holdings General Partner, as applicable, determines that for any reason such reduction is not sufficient to avoid any adverse impacts under Rule 506(d) or 506(e) of Regulation D promulgated under the Securities Act, IQHQ REIT or the Holdings General Partner, as applicable, may deem Purchaser’s continuing direct or indirect participation in Holdings, IQHQ REIT or any of their respective subsidiaries to have a material adverse effect on Holdings, IQHQ REIT or such subsidiary, as applicable, and the other partners or equityholders therein, then IQHQ REIT or the Holdings General Partner, as applicable, may cause Purchaser’s interests in Holdings, IQHQ REIT or any of its subsidiaries, as applicable, to be repurchased by Holdings or IQHQ REIT, as applicable.  Purchaser also acknowledges that IQHQ REIT or the Holdings General Partner, as applicable, may periodically request assurance that Purchaser has not become subject to a Disqualifying Event at any date after the date hereof, and Purchaser further acknowledges and agrees that IQHQ REIT or the Holdings General Partner, as applicable, shall understand and deem the failure by Purchaser to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 5.04(c).

(d)            Purchaser has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, Holdings, IQHQ REIT and their respective subsidiaries, and the business and prospects of Holdings, IQHQ REIT and their respective subsidiaries, which Purchaser deems necessary to evaluate the merits and risks related to Purchaser’s investment in the Securities and to verify the information received. Purchaser and its advisors, if any, have been furnished with and have had the opportunity to review the IQHQ Agreements and any other documents which may have been made available upon request. Purchaser has read the IQHQ Agreements and is familiar with and understands the nature and scope of the rights and remedies provided to the Holdings General Partner, Holdings and IQHQ REIT, as applicable, therein, including the restrictions and limitations on Purchaser’s right to transfer or withdraw all or any portion of its interest in Holdings or IQHQ REIT, as applicable.

(e)            Purchaser’s knowledge and experience in financial and business matters are such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Securities; and Purchaser is aware of no “general solicitation or advertising” (within the meaning of Rule 502 of Regulation D promulgated under the Securities Act) in connection with the transactions contemplated by this Agreement, including but not limited to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site whose information about Holdings or IQHQ REIT, as applicable, is not password protected) or otherwise made available through any general circulation or broadcast over television, radio or internet; or (ii) any seminar or meeting whose attendees had been invited as a result of, or pursuant to, any of the foregoing.

(f)            Purchaser’s financial condition is such that Purchaser can afford to bear the economic risk of purchasing the Securities and holding the Securities for an indefinite period of time and has adequate means for providing for Purchaser’s current needs and contingencies and to suffer a complete loss of its investment in the Securities. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Securities.

(g)            Purchaser acknowledges that (i) the Holdings’ or IQHQ REIT’s, as applicable, offer and sale of the Securities to Purchaser will not be registered under the Securities Act or the securities laws of any state or other jurisdiction; (ii) the Securities may not be resold, except pursuant to transactions that are registered, or exempt from registration, under the Securities Act and the applicable securities laws of any state or other jurisdiction; (iii) the Purchaser’s ability to transfer the Securities will be subject to certain restrictions for purposes of preserving IQHQ REIT’s qualification as a “real estate investment trust” within the meaning of Section 856 of the Code contained in the REIT Charter, a copy of which the Purchaser has reviewed; (iv) IQHQ REIT may, as determined in its sole discretion, impose certain restrictions for purposes of IQHQ REIT’s ability to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code on the Purchaser’s ability to own or transfer the Securities; (v) the Securities may need to be held, and Purchaser may be forced to continue to bear the economic risk of the investments in the Securities, indefinitely; (vi) there will not be any public trading market for the Securities, and, as a result, Purchaser may be unable to sell or dispose of the Securities; and (vii) Purchaser’s ability to dispose of the Securities will be subject to significant restrictions contained in the IQHQ Agreements and the Transaction Documents, as applicable, copies of which Purchaser has reviewed. Purchaser also agrees that it will not, directly or indirectly, assign, transfer, offer, sell, pledge, charge, hypothecate or otherwise dispose of all or any part of its interest in any of its Securities in any manner that would subject Holdings, IQHQ REIT and their respective subsidiaries, or the Holdings General Partner or any of their respective Affiliates to regulation under the Investment Company Act, the Investment Advisers Act, the rules and regulations of the SEC or the laws and regulations of any U.S. federal, state or municipal authority or any non-U.S. Governmental Authority having jurisdiction thereover.

(h)            Purchaser has been advised of and consents to the placement of a restrictive legend in the following form (or one to substantially similar effect) on any physical certificate(s) representing the Securities:

(i) “THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF [●] BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CHARTER OF IQHQ, INC.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF THE COMMON STOCK OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF THE AGGREGATE STOCK OWNERSHIP LIMIT, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT COULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER COULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS OR INTENDS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION OR, IN THE CASE OF SUCH A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST 15 DAYS PRIOR WRITTEN NOTICE. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP PROVIDED IN (I), (II) AND (III) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION, IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, IF THE OWNERSHIP RESTRICTIONS PROVIDED IN (IV) ABOVE WOULD BE VIOLATED OR UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL DEFINED TERMS IN THIS LEGEND HAVE THE MEANINGS PROVIDED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.”

(ii)            Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or document so legended.

(iii)            Any other legend required by the Transaction Documents.

(i)            Purchaser has read, acknowledges and consents to the restrictive legend set forth on the cover of Holdings LPA.

(j)            Purchaser understands that the Securities are being acquired by Purchaser in transactions not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Purchaser understands that Securities have not been, and will not be, approved or disapproved by the SEC or by any other U.S. federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Purchaser by Holdings, IQHQ REIT or the Holdings General Partner. Purchaser further acknowledges that Holdings and IQHQ REIT shall have no obligation to register the resale of any Securities under the Securities Act or any other applicable securities laws. In deciding to purchase any Securities, Purchaser is making such investment based on the results of its own due diligence investigation of Holdings, IQHQ REIT and the Holdings General Partner, has relied solely on its own independent investigation of Holdings, IQHQ REIT and the Holdings General Partner and their affairs and acknowledges that Purchaser has not relied upon any representation made by Holdings, IQHQ REIT or the Holdings General Partner other than as set forth in this Agreement. Purchaser understands that the information furnished by Holdings, IQHQ REIT and the Holdings General Partner does not constitute investment, accounting, legal, tax or other advice. In making this investment, Purchaser is relying solely upon the advice of its own tax advisors with respect to any and all tax aspects of an investment in Securities, and neither Holdings, IQHQ REIT, the Holdings General Partner nor any of their respective Affiliates, representatives or agents has made any representation regarding the information furnished by Holdings, IQHQ REIT or the Holdings General Partner or the tax consequences of investing in Securities other than as set forth in this Agreement. Purchaser is relying solely upon the advice of its own legal, investment and other professional advisors with respect to any and all other aspects of an investment in Securities, and neither Holdings, IQHQ REIT, the Holdings General Partner nor any of their respective Affiliates, representatives or agents has made any representation regarding the appropriateness for the Purchaser’s investment portfolio of an investment in Securities or any other consequences of investing in Securities other than as set forth in this Agreement.

(k)            In the event that Purchaser is domiciled or has a registered office in a member state of the European Economic Area (the “EEA”) or the United Kingdom (any Purchaser, an “EEA Investor”), then the Purchaser:

(i)            acknowledges that the Holdings General Partner or IQHQ REIT, respectively, has determined that each of Holdings and IQHQ REIT is not an “alternative investment fund” or “AIF” (within the meaning of the Directive 2011/61/EU of the European Parliament and of the Council dated 8 June 2011 on Alternative Investment Fund Managers, together with Commission Delegated Regulation (EU) No. 231/2013 supplementing Directive 2011/61/EU, as well as any similar or supplementary law, rule or regulation including any equivalent or similar law, rule or regulation implemented in the United Kingdom as a result of its withdrawal from the European Union, or subordinate legislation thereto, as implemented in any relevant jurisdiction (together, the “AIFMD”)) and shall not assert or imply (or permit its Affiliates to imply or assert) otherwise or bring any claim against the Holdings General Partner, Holdings, IQHQ REIT or their respective Affiliates in connection with the Purchaser’s investment in the Securities, as applicable, on the grounds of improper or unlawful marketing including in connection with the offer to participate in any later stage and/or follow-on funding opportunity or issuance in respect of Holdings, IQHQ REIT or any of their respective Affiliates;

(ii)            acknowledges that Purchaser shall not benefit from the protections or regulations that may have been available in the event that Holdings or IQHQ REIT was an AIF (within the meaning of the AIFMD);

(iii)            represents and warrants that, notwithstanding Section 5.04(k)(i) and (ii), Purchaser is a “professional investor” (as defined in Article 4.1(ag) of the AIFMD);

(iv)            acknowledges that the Holdings General Partner, Holdings and IQHQ REIT have relied and will continue to rely on these representations by way of consideration for permitting Purchaser to be admitted as a limited partner or other investor in any applicable Company Vehicle;

(v)            is able to invest in Holdings and IQHQ REIT notwithstanding that each of Holdings and IQHQ REIT is not an AIF and the Purchaser’s participation in Holdings and IQHQ REIT shall not expose the Holdings General Partner, Holdings, IQHQ REIT or their respective Affiliates to regulatory obligations in the Purchaser’s jurisdiction of organization or operation as a result of the Purchaser’s investment in Holdings and IQHQ REIT; and

(vi)            has taken its own legal advice to the extent necessary in order to give these representations and warranties and that it makes such representations and warranties of its own volition.

(l)            Purchaser understands that the information provided herein and in the Investor Questionnaire will be relied upon by Holdings, IQHQ REIT and the Holdings General Partner for the purpose of determining the Purchaser’s eligibility to purchase Securities. Purchaser agrees to provide, if requested, any additional information that may reasonably be required to determine its eligibility to purchase Securities.

Section 5.05.     Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the sale of the Securities contemplated hereby based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser, other than, if applicable, those fees payable to any of the Placement Agents by IQHQ REIT pursuant to the respective agreements entered into between the Placement Agents and one or more Company Vehicles.

Section 5.06.     Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law in effect on the date hereof, and no lapse of a waiting period under any Requirements of Law in effect on the date hereof, is required in connection with the execution and delivery of the Transaction Documents to which Purchaser is a party or the performance by Purchaser of its obligations thereunder.

Section 5.07.     ERISA.

(a)            Purchaser has indicated on the Investor Questionnaire whether or not it is or is acting on behalf of, a Benefit Plan Investor or an Other Plan Investor (each as defined below). Unless Purchaser has separately disclosed otherwise in writing to Holdings or IQHQ REIT, as applicable, Purchaser (i) is not and does not hold and will not hold at any time while Purchaser is a limited partner in Holdings and/or stockholder in IQHQ REIT, as applicable, and no part of the funds used by Purchaser to acquire any Securities constitutes, “plan assets” within the meaning of the ERISA Regulations and (ii) is not, and is not acting on behalf of, (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” to which Section 4975 of the Code applies, (C) an entity whose underlying assets could be deemed to include “plan assets” by reason of an employee benefit plan’s (or its related trust’s) investment in such entity (any such entity, a “Benefit Plan Investor”), (D) a governmental plan (within the meaning of Section 3(32) of ERISA), a church plan (within the meaning of Section 3(33) of ERISA or Section 4975(g) of the Code) or another plan or retirement arrangement that, in any case, is not subject to Part 4 of Subtitle B of Title I of ERISA and with respect to which Code Section 4975 does not apply, or a partnership, limited liability company or other entity or account in which such governmental plan, foreign plan or other plan or retirement arrangement holds 25% or more of the value of any class of equity interest in such entity or account or that is otherwise deemed to hold the assets of such governmental plan, foreign plan or other plan or retirement arrangement under applicable law (any such investor as described in this clause (D), an “Other Plan Investor”), or (E) a Person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of Holdings or IQHQ REIT, or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any Affiliate of such a Person) (any such Person, a “Controlling Person”). Purchaser expressly agrees to provide such other information reasonably requested by Holdings or IQHQ REIT (or any other Person acting on behalf of Holdings or IQHQ REIT) for purposes of determining whether or not Holdings or IQHQ REIT, as applicable, is holding “plan assets.” If Purchaser is not a Benefit Plan Investor, Other Plan Investor or Controlling Person as of the date hereof, Purchaser shall promptly notify Holdings and IQHQ REIT in writing in the event it ever becomes, or there is a reasonable likelihood that it could become, a Benefit Plan Investor, an Other Plan Investor or a Controlling Person (in either case).

(b)            Purchaser’s purchase and holding of the Securities will not be a non-exempt “prohibited transaction” under ERISA, Section 4975 of the Code or violation of any provisions of applicable law governing Purchaser (and any Benefit Plan Investor or Other Plan Investor for which it may be acting) relating to fiduciary duties similar to the provisions of Section 404 of ERISA (“Similar Fiduciary Law”).

(c)            If Purchaser is, or is acting on behalf of, a Benefit Plan Investor or Other Plan Investor:

(i)            The decision to purchase and hold Securities and invest Purchaser’s (or the assets of a Benefit Plan Investor or Other Plan Investor for which it is acting) assets in IQHQ REIT and Holdings was made by fiduciaries independent of Holdings and IQHQ REIT, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the purchase and holding of Securities and investment of such assets in Holdings and IQHQ REIT is prudent and made in accordance with the governing documents of the applicable Benefit Plan Investor or Other Plan Investor, as applicable, and such documents do not prohibit the investment contemplated herein, and Purchaser and such parties have not been presented with nor relied on any recommendation or advice by Holdings, IQHQ REIT or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates with respect to the Securities and investment in Holdings and IQHQ REIT, that is based on review of Purchaser’s or such parties’ particular needs or individual circumstances or reflects the application of professional or expert judgment to Purchaser’s or such parties’ particular needs or individual circumstances.

(ii)            Neither of Holdings, IQHQ REIT nor any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates have exercised any discretionary authority or control with respect to the management of Purchaser (or any Benefit Plan Investor or Other Plan Investor for which it is acting) or the management or disposition of assets of Purchaser (or any Benefit Plan Investor or Other Plan Investor for which it is acting) (including, without limitation, Purchaser’s purchase and holding of Securities and investment in Holdings and IQHQ REIT), nor have Holdings or IQHQ REIT or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates rendered investment advice to Purchaser (or any Benefit Plan Investor or Other Plan Investor for which it is acting).

(iii)            (A) Purchaser has been informed of and understands the nature of the Securities and the investment objectives and policies of Holdings and IQHQ REIT; (B) Purchaser is aware of the provisions of Section 404 of ERISA or any Similar Fiduciary Law, including any applicable requirement for diversifying the investments of an employee benefit plan; (C) Purchaser has given appropriate consideration to the facts and circumstances relevant to the purchase and holding of Securities and investment by Purchaser in Holdings and IQHQ REIT and has determined that such investment is reasonably designed, as part of the portfolio of investments of Purchaser (and any Benefit Plan Investor or Other Plan Investor for which it is acting), to further the purposes of the relevant plan(s); and (D) Purchaser’s purchase and holding of Securities and investment in Holdings and IQHQ REIT is permissible under the documents governing the investment of its plan assets (including, without limitation, those of any Benefit Plan Investor or Other Plan Investor for which it is acting) and under ERISA, the Code or Similar Fiduciary Law.

(iv)            The terms of the IQHQ Agreements and the Transaction Documents, including all exhibits and attachments thereto, comply with the governing instruments of Purchaser (and any Benefit Plan Investor or Other Plan Investor for which it is acting) and applicable laws governing Purchaser (and any Benefit Plan Investor or Other Plan Investor for which it is acting), and Purchaser will promptly advise Holdings, or IQHQ REIT, as applicable, in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of Holdings, IQHQ REIT or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates.

(v)            In the case of any Other Plan Investor, Holdings’ and IQHQ REIT’s assets will not constitute the assets of Purchaser, any plan for which Purchaser is acting, or any plan whose assets are held by Purchaser under the provisions of any applicable law.

(vi)            Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in the IQHQ Agreements, as applicable, or any other agreement, to the extent required to prevent Holdings or IQHQ REIT from holding “plan assets” within the meaning of the ERISA Regulations or assets of any Other Plan Investor, Holdings, and its Affiliates may take reasonably necessary action and Purchaser shall have no claim, and shall not pursue any claim, against Holdings, IQHQ REIT, any Affiliate thereof or any other Person in connection therewith.

Section 5.08.     Flow Through Entities. If Purchaser is, for U.S. federal income tax purposes, a partnership, a grantor trust, an S corporation or an entity that is disregarded as an entity separate from its owner and is owned by any of the foregoing (each, a “Flow Through Entity”), Purchaser hereby represents that no other Person (for purposes of this Section, a “Beneficial Owner”) will be treated as a partner or member for tax purposes in Holdings pursuant to Treasury Regulations Section 1.7704-1(h)(3) by reason of the fact that: (a) substantially all of the value of such Beneficial Owner’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in Holdings; and (b) a principal purpose of the use of the tiered arrangement is to permit Holdings to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) (assuming for purposes of this representation that Holdings intends to satisfy such 100-partner limitation).

Section 5.09.     Anti-Money Laundering, Anti-Corruption Laws and Sanctions Matters. Purchaser acknowledges that Holdings and IQHQ REIT must comply with all applicable anti-money laundering, Anti-Corruption Laws, economic and trade Sanctions, and anti-boycott laws and regulations. Accordingly, Purchaser represents, warrants and agrees that:

(a)            No part of the funds used by Purchaser to acquire the Securities or to satisfy its contribution obligations with respect thereto has been, or shall be, (i) directly or indirectly derived from, or related to, any activity that violates economic or trade Sanctions imposed, administered, or enforced by the U.S. government, including those administered by OFAC, the Sanctions or that otherwise contravene U.S. federal or state or non-U.S. laws or regulations, including applicable anti-money laundering laws or regulations, (ii) blocked, or otherwise subject to blocking, under any Sanctions or (iii) directly or indirectly derived from, or related to, any activity that violates the Anti-Corruption Laws.

(b)            No capital contribution or payment to Holdings or IQHQ REIT, as applicable, by Purchaser and no distribution or payment to Purchaser shall cause Holdings, IQHQ REIT or any Affiliate thereof to be in violation of any applicable (i) Sanctions or (ii) anti-money laundering laws or regulations, including, without limitation, the U.S. Bank Secrecy Act, as amended by the Patriot Act.

(c)            Neither Purchaser, nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, nor any person controlling, controlled by, or under common control with Purchaser, nor any person having a beneficial interest in Purchaser, is the target of Sanctions including any Sanctioned Person.

(d)            Purchaser has not engaged in any transactions or dealings in the past five years with any Sanctioned Person or with or in Sanctioned Areas.

(e)            The proceeds from Purchaser’s investment in Holdings and IQHQ REIT will not be used in violation of any applicable Anti-Corruption Laws, anti-money laundering law or regulation, or for the purpose of funding, financing or facilitating any activities, business or transaction with any Sanctioned Person or in any Sanctioned Areas.

(f)            Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in the Holdings LPA, REIT Charter, REIT Bylaws or any other agreement, to the extent required by any applicable anti-money laundering law or regulation or by Sanctions, Holdings, IQHQ REIT and its Affiliates may prohibit capital contributions or other payments to Purchaser, restrict distributions and payments to Purchaser or take any other reasonably necessary action with respect to the Securities, and Purchaser shall have no claim, and shall not pursue any claim, against Holdings, IQHQ REIT, any Affiliate thereof or any other Person in connection therewith.

Section 5.10.     Tax Information.

(a)            If Purchaser is a “United States person” as defined in Section 7701(a)(30) of the Code, Purchaser certifies under penalties of perjury that: (i)(A) Purchaser’s identity, taxpayer identification number (e.g., social security number or employer identification number) and address provided on its signature page to this Agreement are correct, and (B) Purchaser has delivered with this Agreement a completed U.S. Internal Revenue Service (“IRS”) Form W-9 (unless Purchaser has previously delivered to the applicable Issuer Representative such form in connection with a prior investment), which shall be true and correct in all respects and the information remains true, correct and complete in all respects; and (ii)(A) Purchaser is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate for U.S. federal income tax purposes, and (B) Purchaser will notify the applicable Issuer Representative promptly, and in any event within 30 days, of any change in such status.

(b)            If Purchaser is not a “United States person” as defined in Section 7701(a)(30) of the Code, Purchaser certifies under penalties of perjury that: (i)(A) Purchaser’s identity and address provided on its signature page to this Agreement are correct, (B) Purchaser has delivered with this Agreement (unless Purchaser has previously delivered to the applicable Issuer Representative such form or certificate as specified in clauses (1) and/or (2) hereof in connection with a prior investment, and any such form or certificate has not yet expired) (1) a completed IRS Form(s) W-8 (e.g., W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, which shall be true and correct in all respects and the information remains true, correct and complete in all respects; and (2) if Purchaser has claimed a reduced rate of withholding tax pursuant to an income tax treaty to which the United States is a party, a certificate under Code Section 894(c) (“Section 894(c) Certificate”) in such form as the Issuer Representative shall provide to Purchaser upon request by Purchaser, (C) Purchaser will notify all applicable Issuer Representatives within 30 days of any change in circumstances that makes any IRS Form(s) W-8 or any completed Section 894(c) Certificate submitted incorrect or inappropriate for Purchaser, and (D) Purchaser will, within 30 days of a request from an Issuer Representative, provide such Issuer Representative with any other IRS Form(s) or other information that are reasonably requested by the Issuer Representative, including any document requested by an Issuer Representative in connection with establishing an exemption or reduction in withholding under Sections 1471 through 1474 of the Code; and (ii)(A) Purchaser is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate for U.S. federal income tax purposes, and (B) Purchaser will notify all applicable Issuer Representatives promptly, and in any event within 30 days, of any change in such status.

(c)            Under penalties of perjury, Purchaser certifies that Purchaser has not been notified that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, unless the IRS has since notified Purchaser that Purchaser is no longer subject to backup withholding.

(d)            If Purchaser is a “qualified foreign pension fund” within the meaning of Section 897(l) of the Code (or a qualified controlled entity thereof), it must complete and deliver a certificate certifying its status as such in such form as is reasonably acceptable to the Issuer Representative; provided, however, that Purchaser need not complete and deliver such a certificate to the extent Purchaser has (i) previously delivered to the applicable Issuer Representative such a completed certificate certifying its status in connection with a prior investment or (ii) delivered to the applicable Issuer Representative a valid and completed IRS Form W-8EXP certifying such status.

(e)            Purchaser agrees to cooperate with the Issuer Representatives with respect to all tax matters and to duly execute and provide to the Issuer Representatives in a timely manner any tax documentation that may be reasonably requested by any such Issuer Representative.

Section 5.11.     CFIUS.

(a)            Unless otherwise disclosed in writing in the Investor Questionnaire, Purchaser is not, and is not controlled by, a “foreign person”, as defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”).

(b)            Unless otherwise disclosed in writing in the Investor Questionnaire, Purchaser is not controlled by a foreign person, as defined in the DPA.

Section 5.12.     Foreign Ownership Percentage. Purchaser recognizes that Holdings, and its respective partners, and/or IQHQ REIT and its respective shareholders may desire that one or more REIT subsidiaries (as defined in the Holdings LPA) constitute a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code (a “DC REIT”) and that such status is dependent in significant part on the extent to which the Purchaser qualifies as a U.S. person for purposes of Section 897(h)(4)(B) of the Code (determined by taking into account Treasury Regulations Section 1.897-1). To that end, the Purchaser hereby represents and warrants that for purposes of determining whether any REIT subsidiary qualifies as a DC REIT, the Purchaser’s Foreign Ownership Percentage (as defined in the Investor Questionnaire) does not and shall not exceed 0%, or such greater percentage as is indicated on the Purchaser’s Investor Questionnaire including any supplement thereto submitted to Holdings or IQHQ REIT, as applicable, prior to or on the date of execution of this Agreement, if accepted by Holdings or IQHQ REIT, at any time during its ownership of Holdings, IQHQ REIT or any REIT subsidiary, determined for this purpose by taking into account Treasury Regulations Section 1.897-1. At the request of Holdings, IQHQ REIT or any REIT subsidiary, the Purchaser agrees to use commercially reasonable efforts to provide such information as may be requested by Holdings, IQHQ REIT or any REIT subsidiary to establish whether any REIT subsidiary qualifies as a DC REIT. For purposes of this Section 5.12, please see the Foreign Ownership Percentage Annex to the Investor Questionnaire for additional guidance on calculating the Purchaser’s Foreign Ownership Percentage.

Section 5.13.     Non-Reliance on Financial Model. If Purchaser has received a financial model in respect of Holdings, IQHQ REIT and their respective Affiliates and/or their respective businesses (the “Model”), Purchaser (for itself and its successors and assigns) agrees that: (a) the Model was developed by or on behalf of Holdings and IQHQ REIT for their own financial modeling purposes; (b) the Model does not take account of all matters that might be relevant to Purchaser; (c) Purchaser is solely responsible for its use or manipulation of the Model and for conducting its own investigation with respect to an investment in Holdings and IQHQ REIT and any matters in the Model; (d) none of Holdings, IQHQ REIT, nor their respective Affiliates or representatives makes any representations or warranties or assumes any duty or liability to Purchaser or any other Person whatsoever in respect of the Model or the use thereof; (e) no Person may rely on statements or representations made in or with respect to the Model; (f) Purchaser will not claim detrimental reliance on the Model; (g) statements in the Model involve risks and uncertainties; (h) actual future results will differ and such differences may be material; (i) no Person has any obligation to update the Model after the date the Model was created by or on behalf of Holdings or IQHQ REIT; and (j) Purchaser (for itself and its successors and assigns) waives and releases all rights, claims and causes of action against Holdings, IQHQ REIT, their respective Affiliates and representatives in connection with the Model or any use thereof.

Section 5.14.     Other. Each of the matters set forth in the Investor Questionnaire remains true, correct and complete with the same force and effect as if made by Purchaser as of each such date, which completed Investor Questionnaire is hereby incorporated herein.

ARTICLE 6
Covenants

Section 6.01.     Covenants of Holdings and IQHQ REIT. Until the earlier of (x) the termination of this Agreement pursuant to Section 7.01 and (y) the Initial Closing (or such later date set forth below), without the prior written consent of Purchaser, Holdings and IQHQ REIT hereby covenant and agree with Purchaser that:

(a)            Required Consents. Holdings and IQHQ REIT shall use commercially reasonable efforts to obtain the consent of Citizens Banks, N.A. under the Citizens Credit Agreement with respect to any matters requiring their consent under the Transaction Documents and all other consents set forth in Section 3.02(a).

(b)            Existence; Compliance with Legal Requirements. Until the Final Closing Date, Holdings and IQHQ REIT shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their and their direct and indirect subsidiaries’ existence, rights, licenses, permits and franchises necessary to comply in all material respects with all legal requirements applicable to each of them. Until the Final Closing Date, there shall never be committed by Holdings or IQHQ REIT any act or omission affording the federal government or any state or local government the right of forfeiture as against any monies paid in performance of Holdings’ or IQHQ REIT’s obligations under any of the Transaction Documents. Until the Final Closing Date, Holdings and IQHQ REIT hereby covenant and agree not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture.

(c)            Non-Contravention. Neither IQHQ REIT nor Holdings will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or under any of the other Transaction Documents, and will at all times in good faith assist in the carrying out of all of the provisions of this Agreement; provided that, after the Initial Closing, IQHQ REIT and Holdings shall use commercially reasonable efforts to satisfy the conditions set forth in Section 3.02(c) and Section 3.02(d).

(d)            Notice of Material Adverse Change. IQHQ REIT and Holdings will promptly notify Purchaser of the existence of any circumstances or changes which the Holdings General Partner determines would reasonably be expected to result in a Material Adverse Effect.

Section 6.02.     Covenants of Purchaser. Until the earlier of (x) the termination of this Agreement pursuant to Section 7.01 and (y) the Initial Closing, Purchaser will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or under any of the other Transaction Documents, and will at all times in good faith assist in the carrying out of all of the provisions of this Agreement.

Section 6.03.     REIT Treatment.

(a)            Holdings and IQHQ REIT will use their reasonable best efforts to ensure that IQHQ REIT will continue to be organized and operated in a manner to meet the requirements for qualification and taxation as a REIT under the Code for the current (2025) and subsequent tax years. If IQHQ REIT determines, upon advice of tax counsel (the “REIT Non-Compliance Determination”), that (i) it no longer meets the requirements for qualification and taxation as a REIT under the Code (“REIT Non-Compliance”), (ii) such REIT Non-Compliance is not subject to the de minimis exception under Section 856(c)(7)(B) of the Code, and (iii) it does not expect to be able to cure such REIT Non-Compliance retroactively through relief based on reasonable cause and not willful neglect under Section 856(c)(6) or Section 856(c)(7)(A) of the Code, under Section 9100 of the Code, or as otherwise permitted under the Code (provided that, if IQHQ REIT expects, but is unable to, effect such cure within a reasonable period of time, this clause (iii) shall not apply), IQHQ REIT shall provide written notice to the Purchaser as soon as reasonably practicable following the REIT Non-Compliance Determination.

(b)            So long as the Purchaser or any of its affiliates holds, at any time during a calendar quarter or year ending after the Initial Closing Date, Preferred Stock or Warrants (or any shares or interests that may be delivered upon exercise of any Warrants), IQHQ REIT shall deliver to the Purchaser, (i) no later than forty-five (45) days after the end of such quarter, copies of REIT testing schedules showing IQHQ REIT’s satisfaction of the REIT asset requirements for such quarter, and (ii) no later than ninety (90) days after the end of such year, copies of REIT testing schedules showing IQHQ REIT’s satisfaction of the REIT income and distribution requirements for such year.

(c)            So long as the Purchaser or any of its affiliates holds any Preferred Stock or Warrants (or any shares or interests that may be delivered upon exercise of any Warrants), (i) upon the request of the Purchaser, IQHQ REIT shall cooperate with the Purchaser in making (x) an election to treat IQHQ REIT as a taxable REIT subsidiary (within the meaning of Section 856(l) of the Code) (“TRS”) of the Purchaser for any applicable taxable year(s) if IQHQ REIT fails to qualify as a REIT under the Code and/or (y) protective TRS elections for years in which IQHQ REIT continues to qualify as a REIT under the Code, and (ii) IQHQ REIT and the Purchaser shall cooperate with each other to provide such other information as may reasonably be requested to assist in determining whether the ownership of such Preferred Stock (or Warrants (or any shares or interests that may be delivered upon exercise of any Warrants)) would adversely affect the qualification of either party (or an Affiliate thereof) as a REIT under the Code.

ARTICLE 7
Termination

Section 7.01.     Termination. This Agreement may be validly terminated at any time prior to the Initial Closing:

(a)            by either Purchaser or Holdings (on behalf of itself and IQHQ REIT), upon written notice to the other party, if the Initial Closing has not occurred on or before 60 days following the date hereof (the “Outside Date”); provided, however, that each of Purchaser and IQHQ REIT, each in their sole discretion, shall have the right to extend the Outside Date up to an additional 60 days upon written notice to IQHQ REIT or Purchaser, as applicable, prior to the expiration of the Outside Date; provided, further, that the right to terminate this Agreement under this Section 7.01(a) shall not be available to any party whose material breach of any provision of this Agreement has primarily caused the failure to consummate the transactions contemplated hereby by the Outside Date (as may be extended); or

(b)            by either Purchaser or Holdings (on behalf of itself and IQHQ REIT), upon notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b) shall not have (i) breached in any material respect its respective covenants under Article 6 or (ii) been the primary cause of such order or other action due to failure to perform any such obligations.

Section 7.02.     Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect without liability of any party to each other party hereto; provided, however, that the Confidentiality Agreement, this Section 7.02 and Article 9 shall survive any termination hereof pursuant to Section 7.01.

ARTICLE 8
Tax Matters

Section 8.01.     Investment Unit Allocation; Purchase Price Allocation. IQHQ REIT, Holdings and Purchaser hereby acknowledge and agree that (i) the Preferred Stock and the Warrants purchased by the Purchaser pursuant to this Agreement shall be treated as, or similar to, an “investment unit” within the meaning of Section 1273(c)(2)(A) of the Code, and the issue price of that investment unit will be determined pursuant to, or applying principles similar to, Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, and (ii) the aggregate purchase price of the Preferred Stock and Warrants, as of the applicable Closing(s), shall be allocated in a manner consistent with clause (i) and set forth in an allocation schedule to be delivered by IQHQ REIT to Purchaser within 30 days of such Closing (an “Allocation Schedule”). IQHQ REIT, Holdings and Purchaser acknowledge that any subsequent funding of Investment Amounts and any associated adjustment to the Number of Units (as defined in the Warrant) issued pursuant to a Warrant, or other purchase of Preferred Stock and Warrants, pursuant to this Agreement may require an allocation of the aggregate purchase price of such Preferred Stock and Warrants different from that set forth in the previously-delivered Allocation Schedule; if such allocation is different, a new Allocation Schedule shall be delivered by IQHQ REIT to Purchaser within 30 days of such subsequent funding or purchase. IQHQ REIT, Holdings and Purchaser agree to report the income tax consequences of the Preferred Stock and the Warrants (including as a result of funding any Investment Amount and any associated adjustment to the Number of Units issued pursuant to a Warrant) in accordance with any Allocation Schedule, and agree not to take any position in its tax returns or otherwise for tax reporting purposes that is inconsistent with the foregoing.

ARTICLE 9
Miscellaneous

Section 9.01.     Assignments. No party hereto shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of the other parties hereto; provided, that Purchaser may assign its rights, interests and obligations hereunder to any of its Affiliates.

Section 9.02.     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 9.03.     Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT-OF-LAWS OR OTHER RULE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. Unless otherwise agreed by each party hereto in writing, any action or proceeding arising out of or relating to this Agreement, including its existence, validity, interpretation, construction and operating effect, or the rights of any of the parties hereto, whether sounding in contract, tort, or statute, shall, to the fullest extent permitted by law, be brought exclusively in any of the state or federal courts located in the State of Delaware and each of the parties consents to the jurisdiction of such courts (and to appropriate appellate courts) in any such action or proceeding and waives (i) any objection to jurisdiction or venue laid therein or (ii) any claim that any such court constitutes an inconvenient forum. In the event of a conflict between the provisions of this Agreement and any provision of the REIT Charter, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

Section 9.04.     Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Transaction Document shall be deemed to include any electronic signature (e.g., www.docusign.com), delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

Section 9.05.     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.06.     Notices. Any notice required or permitted by this Agreement shall be in writing (including by electronic mail, with no bounceback message) and shall be deemed sufficient upon the earliest to occur of (a) receipt, (b) personal delivery or delivery by courier, (c) one Business Day after deposit with an overnight delivery service, or (d) three Business Days after deposit in the U.S. mail as certified or registered mail (airmail if sent internationally) with postage prepaid, in each case if such notice is addressed to the party to be notified at such party’s address, e-mail address or email address as set forth on the signature pages hereto or as subsequently modified by written notice.

Section 9.07.     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto.

Section 9.08.     No Waivers or Election of Remedies. No course of dealing and no delay on the part of Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Purchaser’s rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any Purchaser shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Section 9.09.     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

Section 9.10.     Construction. Each provision contained herein shall be construed (absent express provision to the contrary) as being independent of each other provision contained herein, so that compliance with any one provision shall not (absent such an express contrary provision) be deemed to excuse compliance with any other provision. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (c) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, Exhibits to, and Schedules to, this Agreement, and (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 9.11.     [Reserved].

Section 9.12.     Specific Performance. Each party acknowledges and agrees that the other party or parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party or parties will be entitled, and such party agrees that such other party or parties will be entitled, to an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such party may be entitled, at law or in equity.

Section 9.13.     Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto pertaining to the subject matter hereof are expressly canceled.

Section 9.14.     No Third-Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement will confer any rights upon any Person that is not a party or a successor or permitted assignee of a party. The parties agree that each of the Indemnified Parties is an express third-party beneficiary of this Agreement.

Section 9.15.     Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.16.     Treatment of Certain Information; Confidentiality; Public Announcements.

(a)            Purchaser agrees to maintain the confidentiality of the Confidential Information (as defined in the Confidentiality Agreement) in accordance with the Confidentiality Agreement. Purchaser agrees to undertake reasonable precautions to exercise the same degree of care to maintain the confidentiality of such Confidential Information as Purchaser would accord to its own confidential information.

(b)            Notwithstanding the foregoing, in the event that Purchaser is required by applicable federal, state or local law or regulation, the rules of any securities exchange to which Purchaser is subject, or pursuant to a subpoena, civil investigative demand, or other legal, regulatory or judicial process, or pursuant to any request of any governmental or supervisory authority having jurisdiction over Purchaser, to disclose any of the Confidential Information, Purchaser will, to the extent legally permissible, notify IQHQ promptly (including the scope of the proposed disclosure) so that IQHQ may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that IQHQ does not waive compliance with the terms of this Agreement, if Purchaser is, in the opinion of Purchaser’s legal counsel, compelled to disclose any Confidential Information, Purchaser may disclose only that portion of the Confidential Information as is legally required (as advised by Purchaser’s legal counsel); provided, that Purchaser exercises its commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information and otherwise uses its commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including informing the recipient of the confidential nature of the Confidential Information.

(c)            The parties shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the transactions contemplated by the Transaction Documents, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure is required by applicable law, governmental order or applicable stock exchange rule or any listing agreement of any party hereto; provided that the other parties have been given reasonable opportunity to review and comment on such required disclosure.

[signature pages follow]

HOLDINGS:

IQHQ Holdings, LP

By: IQHQ GP, LLC, its General Partner

By:	/s/ Ryan Shannon
Name:	Ryan Shannon
Title:	Chief Financial Officer

Address:	201 Washington Street
Suite 3920
Boston, MA 02108

Telephone:	858.779.1111
E-mail:	rshannon@iqhqreit.com;
legal@iqhqreit.com

[Signature Page To Securities Purchase Agreement]

IQHQ REIT:

IQHQ, Inc.

By:	/s/ Ryan Shannon
Name:	Ryan Shannon
Title:	Chief Financial Officer

Address:	201 Washington Street
Suite 3920
Boston, MA 02108

Telephone:	858.779.1111
E-mail:	rshannon@iqhqreit.com;
legal@iqhqreit.com

[Signature Page To Securities Purchase Agreement]

PURCHASER:

IIP OPERATING PARTNERSHIP, LP

By: Innovative Industrial Properties, Inc., its General Partner

	By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer

	Address:	11440 West Bernardo Court, Suite 100, San Diego, California 92127
	Attention:	Legal
	E-mail:	kelly.spicher@iipreit.com;
pm@iipreit.com; david.smith@iipreit.com

With copies of any notices (which shall not constitute notice) to:	Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention: Joseph Herz
Email: HerzJ@gtlaw.com

[Signature Page To Securities Purchase Agreement]

SCHEDULES AND EXHIBITS

Schedule I -	Funding Schedule*

Schedule 4.03 -	Capitalization Schedule*

Exhibit A -	Form of Articles Supplementary*

Exhibit B -	Form of Initial Warrant

Exhibit C -	Form of Subsequent Warrant

Exhibit D -	Form of RCF Agreement

Exhibit E -	Form of ROFO Side Letter

Exhibit F -	Eighth A&R Partnership LPA*

Exhibit G -	Sixth A&R Holdings LPA*

*Omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SCHEDULE I

funding schedule

SCHEDULE 4.03

Capitalization Schedule

EXHIBIT A

Form of articles supplementary

EXHIBIT B

FORM OF initial WARRANT

[see attached]

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THIS WARRANT, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR EXEMPTION THEREFROM.

IQHQ HOLDINGS, LP

WARRANT TO PURCHASE CLASS A-3 UNITS

Partnership:	IQHQ Holdings, LP, a Delaware limited partnership (the “Partnership”).

Units:	This Warrant (as defined below) is for the purchase of Class A-3 Units of the Partnership (the “Units”).

Exercise Price:	The “Exercise Price” per unit price, shall be $0.01.

Number of Units:	The number of Units issuable upon exercise of this Warrant shall be equal to (a) 1.5%, multiplied by (b) the number of Equity Securities issued and outstanding, less (c) the number of Units previously issued upon exercise (including partial exercise) of this Warrant (the “Number of Units”).

Equity Securities:	Without duplication, (a) [196,070,172.4284][1] (the “Common Securities”), (b) the Predecessor Warrants issued and outstanding as of such Exercise Date, (c) any warrants for, or convertible into Class A-3 Units (assuming exercise of such warrants) of the Partnership and IQHQ, LP, in each case issued pursuant to a Warrant Purchase Agreement, dated as of [•], 2025 and issued and outstanding as of the Exercise Date (the “Additional Warrants”), (d) any warrants for, or convertible into, Class A-3 Units (assuming exercise of such warrants) of the Partnership and IQHQ, LP, in each case, issued pursuant to a Subscription Agreement (as defined below) and issued and outstanding as of such Exercise Date (the “Contemplated Warrants”) and (e) any Class A-3 Units issued upon exercise of the Predecessor Warrants, Additional Warrants and/or Contemplated Warrants, in each case, outstanding as of such Exercise Date (the “Equity Securities”). For purposes of this Warrant, “Subscription Agreement” shall mean (i) a Subscription Agreement for “16.5% Series E-1 Cumulative Redeemable Preferred Stock” and/or, as applicable, shares of any additional series designated as Series E-2 Cumulative Redeemable Preferred Stock, Series E-3 Cumulative Redeemable Preferred Stock, or similar nomenclature, and (ii) a Subscription Agreement for “15.0% Series G-1 Cumulative Redeemable Preferred Stock” and/or, as applicable, shares of any additional series designated as Series G-2 Cumulative Redeemable Preferred Stock, Series G-3 Cumulative Redeemable Preferred Stock, or similar nomenclature (collectively, the “Series G Preferred Stock”), in each case, entered into in connection with IQHQ Inc.’s offering of such securities contemplated by the Subscription Agreements and executed no later than the final date on which IQHQ Inc. accepts capital commitments under IQHQ Inc.’s offering of such securities contemplated by the Subscription Agreements, and “Predecessor Warrants” shall mean those certain Warrants for the purchase of Class A-3 Units of the Partnership, in each case, issued on May 23, 2024, pursuant to that certain Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of May 23, 2024 (as may be amended, restated, amended and restated, or modified from time to time).

1 Note to Draft: To be the number of outstanding shares as of closing.

Issue Date:	[●], 2025[2] (the “Issue Date”).

Expiration Date:	The “Expiration Date” shall be the earliest of: (a) the date of the closing of a Change of Control (as defined in the LPAs, defined below); (b) the date of a Company IPO (as defined in the LPAs), (c) the date of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership; or (d) [●], 2035.[3]

2 Note to Draft: To be the initial closing date.

3 Note to Draft: To be 10 years from the closing date.

This WARRANT (this “Warrant”) certifies that, for good and valuable consideration, [●], a [●] (the “Holder”), is entitled to purchase the applicable Number of Units of the Partnership, at the Exercise Price, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued pursuant to, as applicable, either (a) that certain Securities Purchase Agreement for Series G Preferred Stock entered into as of the effective date thereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among IQHQ Inc. and the Holder or (b) that certain Subscription Agreement for Series G Preferred Stock entered into as of the “Acceptance Date” thereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Holder Subscription Agreement”), by and among IQHQ Inc. and the Holder and corresponding Warrant Purchase Agreement made as of the Acceptance Date (as defined in the Holder Subscription Agreement) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Warrant Purchase Agreement”), by and among the Partnership, the Holder and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement or the Holder Subscription Agreement, as applicable.

Article 1.  Exercise.

1.1            Method of Exercise. Subject to Section 1.6, the Holder may exercise this Warrant, in whole or in part, at any time, and on one or more occasions (each date of exercise, an “Exercise Date”), prior to the Expiration Date by delivering a duly executed Notice of Exercise in substantially the form attached hereto as Appendix I to the principal office of the Partnership; provided, that the Holder may not and shall not exercise this Warrant on or prior to the earlier of (i) the three-year anniversary of the Issue Date and (ii) the Holder’s funding in full of its Stock Purchase Commitment or Capital Commitment, as applicable, pursuant to the Securities Purchase Agreement or Holder Subscription Agreement, as applicable. The Holder shall also deliver to the Partnership a check, wire transfer (to an account designated by the Partnership), or other form of cash payment acceptable to the Partnership for the aggregate Exercise Price for the Units being purchased. Upon any partial exercise of this Warrant, this Warrant shall remain in full force and effect in respect of the Units as to which this Warrant shall not have been exercised, and the Partnership shall not be required to issue a new warrant of like tenure upon any such partial exercise of this Warrant.

1.2            Delivery of Units. Promptly after the Holder exercises this Warrant and the Partnership receives payment of the aggregate Exercise Price, the Partnership shall cause its register to be updated to reflect the Units acquired by the Holder.

1.3            Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Partnership or, in the case of mutilation, on surrender and cancelation of this Warrant, the Partnership shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4            Treatment of Warrant upon Change of Control or Company IPO. Prior to consummating a Change of Control or a Company IPO, either (a) the Holder may exercise, in whole, its purchase right under this Warrant with respect to the Units and such exercise will be deemed effective immediately prior to the consummation of such Change of Control or Company IPO or (b) if the Holder elects not to exercise this Warrant, this Warrant will automatically expire, and shall immediately be forfeited and canceled in full, for no consideration and without any further action of the Partnership or the Holder, immediately prior to the consummation of such Change of Control or Company IPO. The Partnership shall provide the Holder with five business days’ prior written notice of the consummation of such Change of Control or Company IPO (together with such reasonable information as the Holder may request in connection with such Change of Control or Company IPO giving rise to such notice), in each case, to the extent permitted by applicable law and to the extent the Partnership is not otherwise restricted by any confidentiality obligation.

1.5            Tax Treatment. Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code, as amended), the Partnership agrees, and by acceptance of this Warrant the Holder agrees, (a) that this Warrant shall be treated, as of the Issue Date, as a capital interest in the Partnership for U.S. federal income tax purposes, (b) the Holder shall be treated, as of the Issue Date, as a partner in the Partnership for U.S. federal income tax purposes and (c) not to take any position on any tax return or otherwise that is inconsistent with such treatment. The Partnership and the Holder further acknowledge and agree that the [Sixth] Amended and Restated Limited Partnership Agreement of the Partnership, effective as of [●], 2025 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPA” and together with the [Seventh] Amended and Restated Limited Partnership Agreement of IQHQ, LP, effective as of [●], 2025 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPAs”)) reflects the aforementioned tax treatment, and the Holder, by acceptance of this Warrant, agrees to be bound by the provisions set forth in Sections [7.04, 7.05, 7.06, 7.07, 7.08 and 7.09 of Article VII of the LPA (allocations and withholding), Article VIII of the LPA (transfers of interests), Article XI of the LPA (REIT restrictions)] and any other provisions of the LPA which affect the Holder’s rights, obligations or status as a partner of the Partnership for U.S. federal income tax purposes.

1.6            Antitrust Filings. If the exercise of this Warrant or issuance of any Units pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvement Act, as amended (the “HSR Act”) or any other applicable federal, state or foreign antitrust, competition or trade regulation laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the issuance of the Units by the Partnership to the Holder, and the payment by the Holder of the Exercise Price therefor, shall be subject to the expiration or earlier termination of the waiting period under the HSR Act or any other applicable Antitrust Law, and any other approvals, clearances or expirations of waiting periods under any other applicable laws shall have been obtained, with the exercise date of this Warrant being deemed to be the date immediately following the date of such expiration or early termination.

1.7            Certain Terms of Class A-3 Units Upon Exercise. Upon exercising this Warrant, the Holder will own Class A-3 Units in the Partnership. The Class A-3 Units will have those rights, preferences and privileges set forth in the LPAs; provided that, notwithstanding the foregoing or any contrary provision in any LPA or any Side Letter (as defined in the LPAs), the Holder agrees that all of its Class A-3 Units will be excluded from any special put right, repurchase right, redemption right, sale right or other similar right that applies to less than all investors and/or less than all units in the Partnership and/or IQHQ, LP, as applicable, other than, to the extent applicable to the Class A-3 Units, the rights contained in Sections 8.13 of the LPAs; and any provisions that provide such rights in respect of any Class A Units shall be construed as if Class A-3 Units had not been issued.

Article 2. Calculations and Adjustments to the Units.

2.1            Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, combination, substitution, or other event that results in a change of the number and/or class of the Units, the Holder shall be entitled to receive, upon exercise of this Warrant, such number and kind of securities and property that the Holder would have received if this Warrant had been exercised prior to, and the securities underlying this Warrant issued and outstanding on and as of, the consummation of such reclassification, exchange, combination substitution, or other event. The Partnership or its successor shall promptly issue to the Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.1 shall similarly apply to successive reclassifications, exchanges, substitutions or other events.

Article 3.  Representations and Warranties of the Partnership.

The Partnership represents and warrants to the Holder, as of the date hereof, as follows:

3.1            Organization; Capacity. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has the requisite power and authority to enter into and perform its obligations under this Warrant.

3.2            Authorization; Noncontravention. All requisite actions have been taken on the part of the Partnership necessary for (a) the authorization, execution, delivery of, and the performance of all obligations of the Partnership under this Warrant and (b) the authorization, issuance, reservation for issuance and delivery of this Warrant and all of the Units to allow for the exercise of this Warrant. The Partnership’s execution and delivery of this Warrant will not result in any material violation of any requirements of applicable law or result in a material breach or default under, any judgment, order or decree, writ, injunction, determination or award of any court, arbitrator or commission, board, bureau, agency or other governmental authority, in each case applicable to the Partnership.

3.3            Binding Effect. This Warrant has been duly authorized, executed and delivered by the Partnership, and, assuming the due authorization, execution and delivery by the Holder, constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

Article 4.  Representations and Warranties of the Holder.

The Holder represents and warrants to the Partnership, as of the date hereof, as follows:

4.1            Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. The Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or its underlying securities.

4.2            Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Partnership regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Partnership possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3            Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder’s financial condition is such that the Holder can afford to bear the economic risk of holding this Warrant and its underlying securities for an indefinite period of time and has adequate means for providing for the Holder’s current needs and contingencies and to suffer a complete loss of its investment in this Warrant and its underlying securities. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of this Warrant and its underlying securities.

4.4            Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5            The Securities Act. The Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Units issuable upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

Article 5.  Miscellaneous.

5.1            Termination. This Warrant shall terminate on the Expiration Date, unless earlier forfeited and canceled in accordance with the terms of this Warrant, and following such termination (or forfeiture and cancelation) there shall be no liability on the part of either party with respect to this Warrant or its underlying securities. In addition to the other provisions pursuant to which this Warrant may be forfeited or canceled, and otherwise notwithstanding any contrary provision herein, unless the application of this sentence has been waived in writing by the Partnership in its sole discretion, if at any time prior to the earlier of (i) the Holder or any Affiliate (as defined in the Securities Purchase Agreement) fully funding its commitment to purchase Series G Preferred Stock pursuant to the Securities Purchase Agreement and (ii) the third anniversary of the Issue Date, the Holder or any Affiliate of the Holder becomes a Defaulting Purchaser (as defined in the Securities Purchase Agreement), this Warrant shall be automatically forfeited and canceled and shall terminate (without any right of the Holder to exercise this Warrant or receive any compensation therefor) as of such date.

5.2            Transfer of Warrants; Compliance with Securities Laws on Transfer. Neither the Partnership nor the Holder may assign to one or more assignees all or a portion of their rights and obligations under this Warrant without the consent of the other party. This Warrant and the Units issuable upon exercise of this Warrant shall be subject to the restrictions on transfer as set forth in the LPA and may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Partnership, as reasonably requested by the Partnership).

5.3            Successors and Assigns. Unless this Warrant has been terminated, forfeited and canceled, or validly exercised, in full, in each case in accordance with the terms of this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, including, without limitation, by merger, consolidation or otherwise. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

5.4            Notices. Any notice required or permitted by this Warrant shall be in writing (including by electronic mail) and shall be deemed sufficient upon the earliest to occur of (a) receipt, (b) personal delivery or delivery by courier, (c) one business day after deposit with an overnight delivery service, (d) three business days after deposit in the U.S. mail as certified or registered mail (airmail if sent internationally) with postage prepaid or (e) the date sent, if sent by electronic mail, in each case if such notice is addressed to the party to be notified at such party’s address or e-mail address as set forth on such party’s signature page hereto or as subsequently modified by written notice.

5.5            No Partner Rights. Except as provided in this Warrant, including Section 1.5, the Holder will not have any rights as a partner or as a common equity holder of the Partnership by virtue of holding this Warrant until the valid exercise of any portion of this Warrant. The Holder, by acceptance of the Units issued upon exercise of this Warrant, agrees to be bound by the provisions set forth in the LPA with respect to the Units purchased hereunder.

5.6            Amendments and Waivers. This Warrant may be amended and provisions may be waived only with the written consent of the Holder and the Partnership. Any amendment or waiver shall be binding upon each party and the respective successors and permitted assigns of the parties, including, without limitation, by merger, consolidation or otherwise.

5.7            Counterparts. This Warrant may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Warrant by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Warrant. It is understood and agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import shall be deemed to include any electronic signature (e.g., www.docusign.com), delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

5.8            Governing Law. THIS WARRANT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE WARRANT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (BOROUGH OF MANHATTAN), OR ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH PARTY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE WARRANT IN THE MANNER PROVIDED FOR IN SECTION 5.4. NOTHING IN THIS WARRANT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

5.9            Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, OR RELATING TO THIS WARRANT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (B) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (C) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

5.10          Further Assurances. The Partnership covenants and agrees not to, by amendment of the LPA, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against impairment, consistent with the tenor and purpose of this Warrant.

5.11          Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties hereto cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of the Warrant shall be interpreted as if such provision were so excluded and (c) the balance of the Warrant shall be enforceable in accordance with its terms.

5.12          Specific Performance. Each party acknowledges and agrees that the other party or parties would be damaged irreparably if any provision of this Warrant is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party or parties will be entitled, and such party agrees that such other party or parties will be entitled, to an injunction or injunctions to prevent breach of the provisions of this Warrant and to enforce specifically this Warrant and its terms and provisions, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such party may be entitled, at law or in equity.

5.13          Entire Agreement. This Warrant, together with the Securities Purchase Agreement or Holder Subscription Agreement and the Warrant Purchase Agreement, as applicable, and, if applicable, the Subscription Form attached to that certain Preemptive Rights Notice, to be dated on or around [●], 2025, and the LPA, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof (but for the avoidance of doubt, not pertaining to the Holder’s (a) admission as a limited partner of the Partnership or (b) ownership of and interest in the Units, in each case in connection with such Holder’s exercise of any portion of this Warrant), and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

5.14          Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Issue Date.

PARTNERSHIP

IQHQ HOLDINGS, LP

By: IQHQ GP, LLC
Its: General Partner

By:
Name:
Title:

Address:

One Boston Place 201 Washington Street, Suite 3920 Boston, MA 02108 Attention: General Counsel
Email: legal@iqhqreit.com

[Signature Page to Warrant]

ACCEPTED AND AGREED:

HOLDER

[●]
By:
Its:

By:
Name:
Title:

Date:

Address:

Email:

[Signature Page to Warrant]

APPENDIX I

NOTICE OF EXERCISE

1.            The undersigned (the “Holder”) elects to purchase ___________ Class A-3 Units (the “Units”) of IQHQ Holdings, LP (the “Partnership”), pursuant to the terms of that certain Warrant, dated ___________, by and between the Holder and the Partnership (as may be amended from time to time, the “Warrant”), and the Holder hereby tenders payment of the aggregate Exercise Price (as defined in the Warrant) of the Units in full.

2.            Please cause the Partnership’s register to be updated to represent the Class A-3 Units in the name of the Holder.

3.            [Holder hereby instructs the Partnership that this exercise is conditioned upon the [Change of Control/Company IPO] referenced in the notice, dated [●], if such notice is permitted by and in accordance with Section 1.4 of the Warrant, and that such exercise will be effective immediately prior to the consummation of such Change of Control or Company IPO in accordance with Section 1.4 of the Warrant.]4

4.            [In accordance with Section 1.6 of the Warrant, Holder hereby acknowledges and agrees that this exercise is conditioned upon the expiration or earlier termination of the waiting period under the HSR Act or any other applicable Antitrust Law, and obtaining any other approvals, clearances or expirations of waiting periods under any other applicable laws, and that such exercise will be effective on the date immediately following the date of such expiration or early termination.]5

5.            By its execution below and for the benefit of the Partnership, the Holder hereby restates each of the representations and warranties in (a) ARTICLE 4 of the Warrant and (b) ARTICLE 5 of the Securities Purchase Agreement or ARTICLE 5 of the Warrant Purchase Agreement, as applicable, as of the date of this Notice of Exercise.

6.            By executing and delivering this Notice of Exercise, the Holder hereby agrees to be admitted as a limited partner of the Partnership and become a party to, to be bound by and subject to, and to comply with the provisions of the [Sixth] Amended and Restated Limited Partnership Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPA”) as a limited partner. In connection therewith, effective as of the date hereof, the Holder hereby makes the representations and warranties contained in Section [10.15] of Article X of the LPA and any other representations and warranties given or made by the Partners (as defined therein) contained in the LPA. The Holder shall be deemed to have been a limited partner of the Partnership as of the date hereof (or, if the Holder has already been admitted as a partner of the Partnership, as of such earlier date), for all purposes of the LPA (it being understood that the Holder will have already been treated as a partner of the Partnership for U.S. federal income tax purposes as of the date of the Warrant).

4 To be included only if applicable.

5 To be included only if applicable.

[Notice of Exercise]

HOLDER:

[●]
By:
Its:

By:
Name:
Title:
Date:

[Notice of Exercise]

EXHIBIT C

FORM OF Subsequent Warrant

[see attached]

CONFIDENTIAL

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THIS WARRANT, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR EXEMPTION THEREFROM.

IQHQ HOLDINGS, LP

WARRANT TO PURCHASE CLASS A-3 UNITS

Partnership:	IQHQ Holdings, LP, a Delaware limited partnership (the “Partnership”).

Units:	This Warrant (as defined below) is for the purchase of Class A-3 Units of the Partnership (the “Units”).

Exercise Price:	The “Exercise Price” per unit price, shall be $0.01.

Number of Units:

The number of Units issuable upon exercise of this Warrant shall be equal to (a) [3.5][1]%, multiplied by (b) the number of Equity Securities issued and outstanding, less (c) the number of Units previously issued upon exercise (including partial exercise) of this Warrant (the “Number of Units”).

Equity Securities:	Without duplication, (a) [196,070,172.4284][2] (the “Common Securities”), (b) the Predecessor Warrants issued and outstanding as of such Exercise Date, (c) any warrants for, or convertible into Class A-3 Units (assuming exercise of such warrants) of the Partnership and IQHQ, LP, in each case issued pursuant to a Warrant Purchase Agreement, dated as of [•], 2025 and issued and outstanding as of the Exercise Date (the “Additional Warrants”), (d) any warrants for, or convertible into, Class A-3 Units (assuming exercise of such warrants) of the Partnership and IQHQ, LP, in each case, issued pursuant to a Subscription Agreement (as defined below) and issued and outstanding as of such Exercise Date (the “Contemplated Warrants”) and (e) any Class A-3 Units issued upon exercise of the Predecessor Warrants, Additional Warrants and/or Contemplated Warrants, in each case, outstanding as of such Exercise Date (the “Equity Securities”). For purposes of this Warrant, “Subscription Agreement” shall mean (i) a Subscription Agreement for “16.5% Series E-1 Cumulative Redeemable Preferred Stock” and/or, as applicable, shares of any additional series designated as Series E-2 Cumulative Redeemable Preferred Stock, Series E-3 Cumulative Redeemable Preferred Stock, or similar nomenclature, and (ii) a Subscription Agreement for “15.0% Series G-1 Cumulative Redeemable Preferred Stock” and/or, as applicable, shares of any additional series designated as Series G-2 Cumulative Redeemable Preferred Stock, Series G-3 Cumulative Redeemable Preferred Stock, or similar nomenclature (collectively, the “Series G Preferred Stock”), in each case, entered into in connection with IQHQ Inc.’s offering of such securities contemplated by the Subscription Agreements and executed no later than the final date on which IQHQ Inc. accepts capital commitments under IQHQ Inc.’s offering of such securities contemplated by the Subscription Agreements, and “Predecessor Warrants” shall mean those certain Warrants for the purchase of Class A-3 Units of the Partnership, in each case, issued on May 23, 2024, pursuant to that certain Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of May 23, 2024 (as may be amended, restated, amended and restated, or modified from time to time).

1 Note to Draft: To be 3.5% or a pro-rated amount based on amounts actually funded if a Cancellation Notice is delivered.

2 Note to Draft: To be the number of outstanding shares as of closing.

Issue Date:	[●], 20[●][3] (the “Issue Date”).

Expiration Date:	The “Expiration Date” shall be the earliest of: (a) the date of the closing of a Change of Control (as defined in the LPAs, defined below); (b) the date of a Company IPO (as defined in the LPAs), (c) the date of any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership; or (d) [●], 20[●].[4]

3 Note to Draft: To be the earlier of (i) the final closing date, (ii) the three year anniversary of the initial closing date and (iii) effectiveness of a cancellation under a Cancellation Notice.

4 Note to Draft: To be 10 years from the closing date.

This WARRANT (this “Warrant”) certifies that, for good and valuable consideration, [●], a [●] (the “Holder”), is entitled to purchase the applicable Number of Units of the Partnership, at the Exercise Price, subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued pursuant to, as applicable, either (a) that certain Securities Purchase Agreement for Series G Preferred Stock entered into as of the effective date thereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among IQHQ Inc. and the Holder or (b) that certain Subscription Agreement for Series G Preferred Stock entered into as of the “Acceptance Date” thereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Holder Subscription Agreement”), by and among IQHQ Inc. and the Holder and corresponding Warrant Purchase Agreement made as of the Acceptance Date (as defined in the Holder Subscription Agreement) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Warrant Purchase Agreement”), by and among the Partnership, the Holder and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement or the Holder Subscription Agreement, as applicable.

Article 1.  Exercise.

1.1            Method of Exercise. Subject to Section 1.6, the Holder may exercise this Warrant, in whole or in part, at any time, and on one or more occasions (each date of exercise, an “Exercise Date”), prior to the Expiration Date by delivering a duly executed Notice of Exercise in substantially the form attached hereto as Appendix I to the principal office of the Partnership. The Holder shall also deliver to the Partnership a check, wire transfer (to an account designated by the Partnership), or other form of cash payment acceptable to the Partnership for the aggregate Exercise Price for the Units being purchased. Upon any partial exercise of this Warrant, this Warrant shall remain in full force and effect in respect of the Units as to which this Warrant shall not have been exercised, and the Partnership shall not be required to issue a new warrant of like tenure upon any such partial exercise of this Warrant.

1.2            Delivery of Units. Promptly after the Holder exercises this Warrant and the Partnership receives payment of the aggregate Exercise Price, the Partnership shall cause its register to be updated to reflect the Units acquired by the Holder.

1.3            Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Partnership or, in the case of mutilation, on surrender and cancelation of this Warrant, the Partnership shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4            Treatment of Warrant upon Change of Control or Company IPO. Prior to consummating a Change of Control or a Company IPO, either (a) the Holder may exercise, in whole, its purchase right under this Warrant with respect to the Units and such exercise will be deemed effective immediately prior to the consummation of such Change of Control or Company IPO or (b) if the Holder elects not to exercise this Warrant, this Warrant will automatically expire, and shall immediately be forfeited and canceled in full, for no consideration and without any further action of the Partnership or the Holder, immediately prior to the consummation of such Change of Control or Company IPO. The Partnership shall provide the Holder with five business days’ prior written notice of the consummation of such Change of Control or Company IPO (together with such reasonable information as the Holder may request in connection with such Change of Control or Company IPO giving rise to such notice), in each case, to the extent permitted by applicable law and to the extent the Partnership is not otherwise restricted by any confidentiality obligation.

1.5            Tax Treatment. Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code, as amended), the Partnership agrees, and by acceptance of this Warrant the Holder agrees, (a) that this Warrant shall be treated, as of the Issue Date, as a capital interest in the Partnership for U.S. federal income tax purposes, (b) the Holder shall be treated, as of the Issue Date, as a partner in the Partnership for U.S. federal income tax purposes and (c) not to take any position on any tax return or otherwise that is inconsistent with such treatment. The Partnership and the Holder further acknowledge and agree that the [Sixth] Amended and Restated Limited Partnership Agreement of the Partnership, effective as of [●], 2025 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPA” and together with the [Seventh] Amended and Restated Limited Partnership Agreement of IQHQ, LP, effective as of [●], 2025 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPAs”)) reflects the aforementioned tax treatment, and the Holder, by acceptance of this Warrant, agrees to be bound by the provisions set forth in Sections [7.04, 7.05, 7.06, 7.07, 7.08 and 7.09 of Article VII of the LPA (allocations and withholding), Article VIII of the LPA (transfers of interests), Article XI of the LPA (REIT restrictions)] and any other provisions of the LPA which affect the Holder’s rights, obligations or status as a partner of the Partnership for U.S. federal income tax purposes.

1.6            Antitrust Filings. If the exercise of this Warrant or issuance of any Units pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvement Act, as amended (the “HSR Act”) or any other applicable federal, state or foreign antitrust, competition or trade regulation laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the issuance of the Units by the Partnership to the Holder, and the payment by the Holder of the Exercise Price therefor, shall be subject to the expiration or earlier termination of the waiting period under the HSR Act or any other applicable Antitrust Law, and any other approvals, clearances or expirations of waiting periods under any other applicable laws shall have been obtained, with the exercise date of this Warrant being deemed to be the date immediately following the date of such expiration or early termination.

1.7            Certain Terms of Class A-3 Units Upon Exercise. Upon exercising this Warrant, the Holder will own Class A-3 Units in the Partnership. The Class A-3 Units will have those rights, preferences and privileges set forth in the LPAs; provided that, notwithstanding the foregoing or any contrary provision in any LPA or any Side Letter (as defined in the LPAs), the Holder agrees that all of its Class A-3 Units will be excluded from any special put right, repurchase right, redemption right, sale right or other similar right that applies to less than all investors and/or less than all units in the Partnership and/or IQHQ, LP, as applicable, other than, to the extent applicable to the Class A-3 Units, the rights contained in Sections 8.13 of the LPAs; and any provisions that provide such rights in respect of any Class A Units shall be construed as if Class A-3 Units had not been issued.

Article 2. Calculations and Adjustments to the Units.

2.1            Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, combination, substitution, or other event that results in a change of the number and/or class of the Units, the Holder shall be entitled to receive, upon exercise of this Warrant, such number and kind of securities and property that the Holder would have received if this Warrant had been exercised prior to, and the securities underlying this Warrant issued and outstanding on and as of, the consummation of such reclassification, exchange, combination substitution, or other event. The Partnership or its successor shall promptly issue to the Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.1 shall similarly apply to successive reclassifications, exchanges, substitutions or other events.

Article 3.  Representations and Warranties of the Partnership.

The Partnership represents and warrants to the Holder, as of the date hereof, as follows:

3.1            Organization; Capacity. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has the requisite power and authority to enter into and perform its obligations under this Warrant.

3.2            Authorization; Noncontravention. All requisite actions have been taken on the part of the Partnership necessary for (a) the authorization, execution, delivery of, and the performance of all obligations of the Partnership under this Warrant and (b) the authorization, issuance, reservation for issuance and delivery of this Warrant and all of the Units to allow for the exercise of this Warrant. The Partnership’s execution and delivery of this Warrant will not result in any material violation of any requirements of applicable law or result in a material breach or default under, any judgment, order or decree, writ, injunction, determination or award of any court, arbitrator or commission, board, bureau, agency or other governmental authority, in each case applicable to the Partnership.

3.3            Binding Effect. This Warrant has been duly authorized, executed and delivered by the Partnership, and, assuming the due authorization, execution and delivery by the Holder, constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

Article 4.  Representations and Warranties of the Holder.

The Holder represents and warrants to the Partnership, as of the date hereof, as follows:

4.1            Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. The Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or its underlying securities.

4.2            Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Partnership regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Partnership possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3            Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder’s financial condition is such that the Holder can afford to bear the economic risk of holding this Warrant and its underlying securities for an indefinite period of time and has adequate means for providing for the Holder’s current needs and contingencies and to suffer a complete loss of its investment in this Warrant and its underlying securities. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of this Warrant and its underlying securities.

4.4            Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5            The Securities Act. The Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Units issuable upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

Article 5.  Miscellaneous.

5.1            Termination. This Warrant shall terminate on the Expiration Date, unless earlier forfeited and canceled in accordance with the terms of this Warrant, and following such termination (or forfeiture and cancelation) there shall be no liability on the part of either party with respect to this Warrant or its underlying securities.

5.2            Transfer of Warrants; Compliance with Securities Laws on Transfer. Neither the Partnership nor the Holder may assign to one or more assignees all or a portion of their rights and obligations under this Warrant without the consent of the other party. This Warrant and the Units issuable upon exercise of this Warrant shall be subject to the restrictions on transfer as set forth in the LPA and may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Partnership, as reasonably requested by the Partnership).

5.3            Successors and Assigns. Unless this Warrant has been terminated, forfeited and canceled, or validly exercised, in full, in each case in accordance with the terms of this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, including, without limitation, by merger, consolidation or otherwise. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

5.4            Notices. Any notice required or permitted by this Warrant shall be in writing (including by electronic mail) and shall be deemed sufficient upon the earliest to occur of (a) receipt, (b) personal delivery or delivery by courier, (c) one business day after deposit with an overnight delivery service, (d) three business days after deposit in the U.S. mail as certified or registered mail (airmail if sent internationally) with postage prepaid or (e) the date sent, if sent by electronic mail, in each case if such notice is addressed to the party to be notified at such party’s address or e-mail address as set forth on such party’s signature page hereto or as subsequently modified by written notice.

5.5            No Partner Rights. Except as provided in this Warrant, including Section 1.5, the Holder will not have any rights as a partner or as a common equity holder of the Partnership by virtue of holding this Warrant until the valid exercise of any portion of this Warrant. The Holder, by acceptance of the Units issued upon exercise of this Warrant, agrees to be bound by the provisions set forth in the LPA with respect to the Units purchased hereunder.

5.6            Amendments and Waivers. This Warrant may be amended and provisions may be waived only with the written consent of the Holder and the Partnership. Any amendment or waiver shall be binding upon each party and the respective successors and permitted assigns of the parties, including, without limitation, by merger, consolidation or otherwise.

5.7            Counterparts. This Warrant may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Warrant by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Warrant. It is understood and agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import shall be deemed to include any electronic signature (e.g., www.docusign.com), delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

5.8            Governing Law. THIS WARRANT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE WARRANT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (BOROUGH OF MANHATTAN), OR ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH PARTY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE WARRANT IN THE MANNER PROVIDED FOR IN SECTION 5.4. NOTHING IN THIS WARRANT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

5.9            Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, OR RELATING TO THIS WARRANT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (B) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (C) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

5.10          Further Assurances. The Partnership covenants and agrees not to, by amendment of the LPA, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against impairment, consistent with the tenor and purpose of this Warrant.

5.11          Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties hereto cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of the Warrant shall be interpreted as if such provision were so excluded and (c) the balance of the Warrant shall be enforceable in accordance with its terms.

5.12          Specific Performance. Each party acknowledges and agrees that the other party or parties would be damaged irreparably if any provision of this Warrant is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party or parties will be entitled, and such party agrees that such other party or parties will be entitled, to an injunction or injunctions to prevent breach of the provisions of this Warrant and to enforce specifically this Warrant and its terms and provisions, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy to which such party may be entitled, at law or in equity.

5.13          Entire Agreement. This Warrant, together with the Securities Purchase Agreement or Holder Subscription Agreement and the Warrant Purchase Agreement, as applicable, and, if applicable, the Subscription Form attached to that certain Preemptive Rights Notice, to be dated on or around [●], 2025, and the LPA, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof (but for the avoidance of doubt, not pertaining to the Holder’s (a) admission as a limited partner of the Partnership or (b) ownership of and interest in the Units, in each case in connection with such Holder’s exercise of any portion of this Warrant), and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

5.14          Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Issue Date.

PARTNERSHIP

IQHQ HOLDINGS, LP

By: IQHQ GP, LLC
Its: General Partner

By:
Name:
Title:

Address:

One Boston Place 201 Washington Street, Suite 3920 Boston, MA 02108 Attention: General Counsel
Email: legal@iqhqreit.com

[Signature Page to Warrant]

ACCEPTED AND AGREED:

HOLDER

[●]
By:
Its:

By:
Name:
Title:

Date:

Address:

Email:

[Signature Page to Warrant]

APPENDIX I

NOTICE OF EXERCISE

1.            The undersigned (the “Holder”) elects to purchase ___________ Class A-3 Units (the “Units”) of IQHQ Holdings, LP (the “Partnership”), pursuant to the terms of that certain Warrant, dated ___________, by and between the Holder and the Partnership (as may be amended from time to time, the “Warrant”), and the Holder hereby tenders payment of the aggregate Exercise Price (as defined in the Warrant) of the Units in full.

2.            Please cause the Partnership’s register to be updated to represent the Class A-3 Units in the name of the Holder.

3.            [Holder hereby instructs the Partnership that this exercise is conditioned upon the [Change of Control/Company IPO] referenced in the notice, dated [●], if such notice is permitted by and in accordance with Section 1.4 of the Warrant, and that such exercise will be effective immediately prior to the consummation of such Change of Control or Company IPO in accordance with Section 1.4 of the Warrant.]5

4.            [In accordance with Section 1.6 of the Warrant, Holder hereby acknowledges and agrees that this exercise is conditioned upon the expiration or earlier termination of the waiting period under the HSR Act or any other applicable Antitrust Law, and obtaining any other approvals, clearances or expirations of waiting periods under any other applicable laws, and that such exercise will be effective on the date immediately following the date of such expiration or early termination.]6

5.            By its execution below and for the benefit of the Partnership, the Holder hereby restates each of the representations and warranties in (a) ARTICLE 4 of the Warrant and (b) ARTICLE 5 of the Securities Purchase Agreement or ARTICLE 5 of the Warrant Purchase Agreement, as applicable, as of the date of this Notice of Exercise.

6.            By executing and delivering this Notice of Exercise, the Holder hereby agrees to be admitted as a limited partner of the Partnership and become a party to, to be bound by and subject to, and to comply with the provisions of the [Sixth] Amended and Restated Limited Partnership Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LPA”) as a limited partner. In connection therewith, effective as of the date hereof, the Holder hereby makes the representations and warranties contained in Section [10.15] of Article X of the LPA and any other representations and warranties given or made by the Partners (as defined therein) contained in the LPA. The Holder shall be deemed to have been a limited partner of the Partnership as of the date hereof (or, if the Holder has already been admitted as a partner of the Partnership, as of such earlier date), for all purposes of the LPA (it being understood that the Holder will have already been treated as a partner of the Partnership for U.S. federal income tax purposes as of the date of the Warrant).

5 To be included only if applicable.

6 To be included only if applicable.

[Notice of Exercise]

HOLDER:

[●]
By:
Its:

By:
Name:
Title:
Date:

[Notice of Exercise]

EXHIBIT D

RCF AGREEMENT

[see attached]

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of [●], 2025 (this “Restatement Agreement”), among IQHQ, LP, a Delaware limited partnership (the “Operating Partnership”), as a Borrower, IQHQ, Inc., a Maryland corporation (the “Parent REIT”), as Parent Guarantor, Acquiom Agency Services LLC, as administrative agent and collateral agent under the Original Credit Agreement referred to below (in such capacity, the “Administrative Agent”), the Existing Lenders (as defined below), and IIP Operating Partnership, LP, a Delaware limited partnership (the “New Lender” and, together with the Existing Lenders, collectively, the “Lenders”).

WHEREAS, pursuant to that certain Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of May 23, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Original Closing Date (as defined below), the “Note Purchase Agreement”), by and among Operating Partnership, Parent REIT and IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”), certain affiliates of Existing Lenders as holders (the “Note Holders”) and Wilmington Savings Fund Society, FSB, as note agent and collateral agent, Operating Partnership issued notes in the aggregate original principal amount of $300,000,000 (as existed prior to their exchange to Existing Loans on the Original Closing Date, the “Notes”) to the Note Holders.

WHEREAS, pursuant to that certain Credit Agreement, dated as of December 31, 2024 (the “Original Closing Date”) (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Restatement Effective Date (as defined below), the “Original Credit Agreement”), by and among the Operating Partnership, the Parent REIT, the financial institutions party thereto as Lenders immediately prior to the Restatement Effective Date (the “Existing Lenders”) and the Administrative Agent, (i) one hundred percent (100%) of the principal amount of the Notes held by the Note Holders was substituted and exchanged for revolving credit commitments (the “Existing Loan Commitments”) established by the Existing Lenders under the Original Credit Agreement (and repaid in full on a cashless basis by loans made or deemed made by the Existing Lenders under the Existing Loan Commitments (the “Existing Loans”)), (ii) one hundred percent (100%) of the accrued and unpaid interest and fees under the Notes through the Original Closing Date was converted to Series E Preferred Equity on the Original Closing Date and (iii) the Note Purchase Agreement and the Notes were replaced in their entirety by the Original Credit Agreement and the Loans issued thereunder;

WHEREAS, as of the date hereof and immediately prior to the Restatement Effective Date, the outstanding principal balance of the Existing Loans, the outstanding PIK Interest that has been capitalized as of the last Interest Payment Date, and the outstanding PIK Interest that has not yet been capitalized, in each case, is set forth on Schedule 1 hereto;

WHEREAS, the New Lender desires to become party to the Restated Credit Agreement as a “Lender” and “Secured Party” under and as defined therein;

WHEREAS, each Loan Party and each Existing Lender has consented to the addition of the New Lender as a “Lender” and “Secured Party” under and as defined in the Restated Credit Agreement and the establishment of the New Lender’s Commitment; and

WHEREAS, the Operating Partnership has requested, and the Administrative Agent, the Existing Lenders and the New Lender have agreed, to amend the Original Credit Agreement as provided herein, on and subject to the terms and conditions set forth in this Restatement Agreement and the Restated Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Credit Agreement or the Restated Credit Agreement, as the context may require.

2.	New Lender’s Commitment.

(a)            Each Loan Party, each Existing Lender and the New Lender agrees that on the Restatement Effective Date, substantially contemporaneously with the transactions contemplated by Section 4 below, subject to the terms and conditions herein including Section 5:

(i)              the New Lender shall become a “Lender” under the Restated Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender and Secured Party under the Restated Credit Agreement and the other Loan Documents;

(ii)            all references in the Restated Credit Agreement and any other Loan Document to a “Lender” or a “Secured Party” shall be deemed to include the New Lender in its capacity as such; and

(iii)            the New Lender shall provide its Commitment under the Restated Credit Agreement in the amount set forth under the heading “Revolving Commitment” opposing the New Lender’s name on Schedule 1.01 to the Restated Credit Agreement.

(b)            On the Restatement Effective Date, the New Lender will advance $100,000,000 in Loans in cash to Borrower in accordance with the Loan Notice delivered to the Administrative Agent pursuant to Section 5 hereof (and the New Lender will provide prompt written notice (which may be via email) to the Administrative Agent after funding such advance, which the Administrative Agent may conclusively rely upon in updating the Register to reflect the funding of such advance).

3.	Original Credit Agreement. As of the date hereof, each Loan Party hereby covenants and agrees that (a) all of the representations and warranties contained in Section 8 of the Original Credit Agreement made by such Loan Party are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) (or, in the case of any representations and warranties that specifically refer to an earlier date, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date) and (b) no event has occurred and is continuing, on the date hereof, which constitutes an Event of Default under the Original Credit Agreement or, to its knowledge, a Default under the Original Credit Agreement.

2

4.	Amendment and Restatement of the Original Credit Agreement. Effective as of the Restatement Effective Date:

(a)            the Original Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached as Exhibit A-1 hereto (the Original Credit Agreement as so amended and restated is referred to herein as the “Restated Credit Agreement”) and the changes to the Original Credit Agreement are shown in a blackline by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) for convenience of the parties attached as Exhibit A-2 hereto;

(b)            all exhibits to the Original Credit Agreement shall be amended and restated in the forms attached hereto as Exhibit B; and

(c)            all schedules to the Original Credit Agreement shall be amended and restated in the forms attached hereto as Exhibit C.

5.	Effectiveness. This Restatement Agreement shall become effective on the date upon which each of the following conditions are satisfied or waived by the Lenders (such date, the “Restatement Effective Date”):

(a)            Documentation. The receipt by the Administrative Agent and each of the Lenders, on or before the Restatement Effective Date, of the following, in an original or electronic version (such as a “pdf” file) unless otherwise specified, each, as applicable, properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to each of the Lenders:

(i)            Restatement Agreement. Executed counterparts of this Restatement Agreement by the Borrower, the Parent REIT, the Lenders and the Administrative Agent.

(ii)           Notes. A Note executed by the Borrowers in favor of each Lender requesting a Note.

(iii)          Lien Searches. Searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect Secured Parties’ security interest in the Collateral and in such other jurisdictions as the Secured Parties deem reasonably advisable, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens expressly permitted by the terms of Section 10.02 of the Restated Credit Agreement, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person other than Liens expressly permitted by the terms of Section 10.02 of the Restated Credit Agreement.

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(iv)          Evidence of Authority; Constituent Documents. A certificate from a Responsible Officer of each Loan Party, certifying as to the following being true, complete and correct: (A) the names, titles and signatures of each officer of such Loan Party executing any Loan Document, (B) certified copies (if applicable) of each such Person’s Constituent Documents (including, without limitation, its Governing Agreement and any and all Subscription Agreements and Side Letters related thereto), (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party (including the Series G Preferred Equity Documents) and (D) certificates of good standing (or similar documents) from the appropriate office of such Loan Party’s jurisdiction of formation or incorporation, evidencing such Loan Party’s good standing (or similar status) as of a recent date.

(v)           Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party, certifying that: (A) all of the representations and warranties contained in Section 8 of the Restated Credit Agreement and the other Loan Documents made by such Loan Party are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the Restatement Effective Date (or, in the case of any representations and warranties that specifically refer to an earlier date, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date); (B) no event has occurred and is continuing, or would result from any Credit Extensions occurring (or deemed occurring) on the Restatement Effective Date, which constitutes an Event of Default or, to its knowledge, a Default and (C) after giving effect to any Credit Extensions occurring (or deemed occurring) on the Restatement Effective Date, the Revolving Credit Exposure does not exceed the Maximum Commitment.

(vi)          Opinions of Counsel. An opinion of (i) Latham & Watkins LLP, counsel to the Loan Parties and (ii) the applicable local Maryland counsel to the Parent REIT, each covering such matters relating to the transactions contemplated by this Restatement Agreement and the Restated Credit Agreement as reasonably requested by the Lenders (and by its signature hereto, each Loan Party hereby requests that such counsel deliver such opinions).

(vii)         Side Letter. Executed counterparts of the Fenway Side Letter (as defined in the Restated Credit Agreement).

(viii)        Solvency Certificate. A certificate from the Chief Financial Officer of Parent REIT certifying that the Loan Parties and their Subsidiaries on a consolidated basis are, and immediately after consummation of the transactions contemplated by this Restatement Agreement and the other Loan Documents on the Restatement Effective Date will be, Solvent.

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(ix)           Loan Notice. A Loan Notice received not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent and Lenders may agree) requesting the funding of Loans by the New Lender as provided in Section 3(b) hereof.

(b)            Series G Preferred Shares. Evidence satisfactory to the Existing Lenders that the Securities Purchase Agreement, dated as of August 6, by and among Parent REIT, Holdings and New Lender or one or more of New Lender’s Affiliates relating to the purchase of Series G Preferred Equity, has been validly executed and delivered by each of the parties thereto prior to, or contemporaneously with, the date hereof.

(c)            Warrants. As consideration for entering into the Restated Credit Agreement, the Existing Lenders shall be issued the Warrants (as defined below) required to be issued to the Existing Lenders pursuant to the terms of the following (collectively, the “Warrant Purchase Agreements” and each, individually, a “Warrant Purchase Agreement”): (i) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and Nexpoint Lead Lender, (ii) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint Real Estate Finance Operating Partnership, L.P., (iii) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint Real Estate Strategies Fund, (iv) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint SFR Operating Partnership, L.P., (v) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and Bluerock, each dated as of the Restatement Effective Date and in form and substance satisfactory to Existing Lenders in their sole discretion. For purposes of this Section 5(c), “Warrants” shall mean, collectively, each “Warrant” as defined in each Warrant Purchase Agreement.

(d)           Funds Flow. A funds flow memorandum confirmed by the Loan Parties and the Lenders with respect to the transactions contemplated by this Restatement Agreement and the other Loan Documents on the Restatement Effective Date.

(e)            Consents. Executed copies of all amendments, consents, waivers and/or approvals necessary or reasonably advisable under the RCF Credit Agreement for the consummation of the transactions contemplated by this Restatement Agreement and the other Loan Documents and the Series G Preferred Equity Documents on, or prior to, the Restatement Effective Date, in form and substance satisfactory to the Lenders.

(f)            Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party to the Administrative Agent and the Lenders on or prior to the date hereof and, to the extent invoiced at least two (2) Business Days prior to the Restatement Effective Date (or such shorter period as the Loan Parties may reasonably agree), reimbursement or payment of all reasonable and invoiced expenses required to be reimbursed or paid by any Loan Party hereunder or under the Restated Credit Agreement, including, without limitation, the reasonable and invoiced fees and disbursements of (i) the Administrative Agent’s counsel, Arnold & Porter Kaye Scholer LLP, (ii) the Existing Lenders’ counsel, Winston & Strawn LLP and Dechert LLP and (iii) the New Lender’s counsel, Greenberg Traurig, LLP.

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(g)           “Know Your Customer” Information and Documents.

(i)              Upon the reasonable request of any Lender or the Administrative Agent made at least ten (10) days prior to the Restatement Effective Date, each Loan Party will have provided to such Lender or the Administrative Agent, as applicable, and the Administrative Agent or such Lender, as applicable, shall be reasonably satisfied with, the documentation and other information so requested so that each of the Loan Parties is KYC Compliant, in each case at least five (5) days prior to the Restatement Effective Date; and

(ii)            At least five (5) days prior to the Restatement Effective Date, each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(h)            Administrative Agent Fee Letter. Receipt by the Administrative Agent of (x) an amendment and restatement of the Administrative Agent Fee Letter to increase the annual administrative agency fee thereunder by $5,000 and (y) payment of such $5,000 increase in amount, for its own account.

6.	Effect of Restatement Agreement.

(a)            Except as expressly set forth herein or in the Restated Credit Agreement, this Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other provision of the Original Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           Each Loan Party agrees that (i) all of its obligations (including, without limitation, its Obligations and Secured Obligations (as defined in the Equity Pledge Agreement)), liabilities and indebtedness under any Loan Document to which it is a party, including its guarantee obligations, if applicable, shall remain in full force and effect on a continuous basis after giving effect to this Restatement Agreement; (ii) all of the Liens and security interests created and arising under such Loan Documents shall remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest shall continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Restatement Agreement as collateral security for its obligations (including, without limitation, its Obligations and Secured Obligations), liabilities and indebtedness under the Restated Credit Agreement and the other Loan Documents; and (iii) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Restated Credit Agreement and the other Loan Documents, and each Loan Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the Restatement Effective Date, including, without limitation, any claim or defense based on any right of set-off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.

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(c)            By its signature hereto, (i) IQHQ Fenway hereby ratifies and reaffirms its Acknowledgment of Pledge under the Equity Pledge Agreement and acknowledges and agrees that such Acknowledgment of Pledge shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement and (ii) DNA Assets hereby ratifies and reaffirms its Consent to Pledge under the Equity Pledge Agreement and acknowledges and agrees that such Consent to Pledge shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement.

(d)            On and after the Restatement Effective Date, each reference in the Original Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Original Credit Agreement in any other Loan Document shall be deemed a reference to the Restated Credit Agreement. This Restatement Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

7.	General.

(a)            GOVERNING LAW. THIS RESTATEMENT AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY ARE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH LOAN PARTY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS RESTATEMENT AGREEMENT WILL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) RELATING TO THIS RESTATEMENT AGREEMENT AGAINST ANY LOAN PARTY, ANY INVESTOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)            WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.07 OF THE RESTATED CREDIT AGREEMENT. NOTHING IN THIS RESTATEMENT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS RESTATEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (e).

(f)            Counterparts; Integration; Effectiveness. Section 13.23 of the Restated Credit Agreement is hereby incorporated by reference, mutatis mutandis.

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(g)           Headings; Recitals. Section headings are for convenience of reference only and may in no way affect the interpretation of this Restatement Agreement. The Loan Parties acknowledge and agree that the recitals contained herein are accurate.

(h)           Direction to the Administrative Agent and Administrative Agent Reliance. Each of the Lenders party hereto, constituting all of the Existing Lenders under the Original Credit Agreement and the New Lender, by their execution of this Restatement Agreement, hereby (i) directs the Administrative Agent to execute and deliver this Agreement and the Restated Credit Agreement and (ii) acknowledges and agrees that (x) the direction in this Section 7(h) constitutes a direction from all of the Existing Lenders and the New Lender under the provisions of Section 12 of the Original Credit Agreement and (y) the provisions of Section 12 of the Original Credit Agreement (including Section 12.03 thereof) and 13.06(c) of the Original Credit Agreement shall apply to any and all actions taken by the Administrative Agent in accordance with such direction.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:

IQHQ, LP

By: IQHQ GP, LLC, its General Partner

By:
Name:
Title:

PARENT REIT:

IQHQ, Inc.

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

EXISTING LENDERS:

NREF OP IV SUBHOLDCO, LLC

By:
Name:
Title:

NexPoint Real Estate Finance Operating Partnership, L.P.

By:
Name:
Title:

NexPoint Real Estate Strategies Fund

By:
Name:
Title:

NexPoint SFR Operating Partnership, L.P.

By:
Name:
Title:

BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

NEW LENDER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc., a Maryland corporation, its General Partner,

By:
Name: David Smith
Title: CFO

[Signature Page to Amendment and Restatement Agreement]

ADMINISTRATIVE AGENT:

Acquiom Agency Services LLC

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

SOLELY FOR PURPOSES OF SECTION 6(c) HEREOF:

IQHQ Fenway Center, LLC

By:
Name:
Title:

DNA Assets LLC

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT E

ROFO SIDE LETTER

[see attached]

[IIPR Letterhead]

August [●], 2025

IQHQ, LP

One Boston Place

201 Washington Street, Suite 3920

Boston, MA 02108

Attention: General Counsel

Email: legal@iqhqreit.com

Re:	Side Letter re: Right of First Offer for Properties (this “Side Letter”)

To Whom It May Concern:

Reference is made to that certain Securities Purchase Agreement, dated as of August [●], 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Innovative Industrial Properties, Inc., a Maryland corporation (“IIPR”), on the one hand, and IQHQ, LP, a Delaware limited partnership (“OP”), IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”), and IQHQ, Inc., a Maryland corporation (the “REIT” and together with OP and Holdings, collectively, the “IQHQ Parties”, and the IQHQ Parties collectively with IIPR, the “Parties”), on the other hand. Capitalized terms used but not otherwise defined in this Side Letter have the meanings assigned to such terms in the SPA.

Section 1. Right of First Offer.

(a)            Grant of ROFO. So long as (i) IIPR continues to hold at least 50% of all of the Preferred Stock purchased under the SPA, and (ii) IIPR is not a Defaulting Purchaser (after giving effect to applicable grace and cure periods contained in the SPA and/or the Credit Agreement), IIPR shall have a continuing right of first offer to purchase any Property (as hereinafter defined) or the direct or indirect ownership interests in any Property (the “ROFO”), upon the terms and conditions set forth in this Section 1. If the REIT or OP desires to effectuate any Transfer (as hereinafter defined), then prior to any such Transfer the REIT or OP, as applicable, shall deliver written notice to IIPR (a “Sale Initiation Notice”) which shall (A) set forth the price at which the REIT or OP, as applicable, desires to effectuate any such Transfer (“Proposed Price”) along with any other material economic terms on which such Transfer would occur, and (B) offer IIPR the right to exercise its ROFO with respect to any such Transfer on the terms set forth in the applicable Sale Initiation Notice. IIPR shall have the right, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, to (x) exercise the ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice by written notice to the REIT or OP, as applicable (“ROFO Acceptance Notice”), or (y) waive the ROFO with respect to the Transfer set forth in the Sale Initiation Notice (“ROFO Waiver Notice”). If IIPR delivers a ROFO Waiver Notice or does not deliver a ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, then IIPR shall be deemed to have elected not to exercise the ROFO with respect to the Transfer set forth in the applicable Sale Initiation Notice and the REIT or OP, as applicable, shall be permitted to proceed with such Transfer as outlined in Section 1(b) below. In the event that a proposed Transfer includes more than one real estate asset, the ROFO shall apply to all real estate assets being sold (as the “Property”), on an all-or-none basis.

(b)            Right to Consummate Transfers. If IIPR delivers a ROFO Waiver Notice, does not deliver a ROFO Acceptance Notice to the REIT or OP, as applicable, within fifteen (15) Business Days after IIPR’s receipt of the applicable Sale Initiation Notice, or does not enter into an applicable Purchase Agreement (as hereinafter defined) in accordance with Section 1(c)(i) below, then the REIT or OP, as applicable, shall have the right to effectuate the applicable Transfer, free and clear of the ROFO without any further notice to IIPR provided that such Transfer is: (A) consummated within twelve (12) months after the later of the date that IIPR (i) delivered the applicable ROFO Waiver Notice, (ii) was obligated to send the applicable ROFO Acceptance Notice or (iii) was obligated to execute the applicable Purchase Agreement in accordance with Section 1(c)(i) below after timely delivering the applicable ROFO Acceptance Notice, and (B) for a purchase price that is no less than ninety percent (90%) of the Proposed Price. Except as otherwise provided in this Side Letter, any proposed Transfer that does not meet the requirements set forth in clauses (A) and (B) of this Section 1(b) shall remain subject to IIPR’s ROFO and the process set forth in Section 1(a) above shall restart.

(c)            ROFO Transaction Mechanics.

(i)             Purchase Agreement. Within fifteen (15) days after delivery of the applicable ROFO Acceptance Notice, IIPR or its designee, on the one hand, and the REIT, OP or the applicable subsidiary of the REIT or OP, on the other hand, shall execute a mutually satisfactory purchase and sale agreement or membership interest purchase agreement, as applicable, for the applicable Transfer (each, a “Purchase Agreement”) and shall act reasonably in connection with negotiating and consummating the Purchase Agreement. The REIT, OP or the applicable subsidiary of the REIT or OP, as applicable, shall prepare the initial draft of each Purchase Agreement. Each Purchase Agreement shall include, without limitation, (A) the terms set forth in the Sale Initiation Notice, (B) customary representations, warranties, conditions precedent, covenants and indemnification obligations for a purchaser of real property similar to the applicable Property or direct or indirect interests in real property similar to the applicable Property, as applicable, (C) a requirement for IIPR or its designee to deposit with a national title company selected by the REIT or OP the applicable Purchase Deposit (as hereinafter defined) within two (2) Business Days after execution of such Purchase Agreement, (D) a due diligence period that expires no later than the date that is thirty (30) days after execution of such Purchase Agreement, (E) a date for the closing of the applicable Transfer that is no later than the date that is sixty (60) days after execution of such Purchase Agreement, and (F) allocation of closing costs (e.g., transfer taxes, title and escrow) in accordance with local custom.

(ii)            1031 Exchange. In connection with any Transfer, upon the request of either the REIT or OP, as applicable, IIPR or its designee shall reasonably cooperate with the REIT or OP, as applicable, in structuring any such Transfer so as to qualify as an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a “1031 Exchange”); provided, however, that neither IIPR nor its designee shall be required to take title to any exchange property and neither IIPR nor its designee will be required to agree to or assume any covenant, obligation or liability in connection therewith, the closing shall not be delayed as a result of, or conditioned upon, such 1031 Exchange, the REIT or OP, as applicable, shall pay all costs associated with such 1031 Exchange, and the REIT or OP, as applicable, shall remain primarily liable under the applicable Purchase Agreement and indemnify IIPR or its designee, as applicable, from and against any liability in connection with such 1031 Exchange.

(d)            Time of the Essence. The Parties agree that time shall be of the essence with regard to this Side Letter and the performance of the terms and provisions hereof.

Section 2. Representations and Warranties. Section 5.01 (Organization; Capacity), Section 5.02 (Authorization; No Conflicts or Consents), Section 5.03 (Binding Effect), and Section 5.06 (Governmental Authorization; Third Party Consent); Section 5.13 (Non-Reliance on Financial Model) of the SPA are hereby incorporated into this Side Letter mutatis mutandis.

Section 3. Definitions.

(a)            “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person (other than any Person that is an Affiliate of any of the IQHQ Parties solely as a result of owning securities issued by any of the IQHQ Parties or having special rights to designate members of the board of directors of the REIT).

(b)            “Change of Control” means the (i) consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of Holdings, the REIT and/or OP), in a single transaction or in a series of related transactions, of all or substantially all of the assets of Holdings, the REIT and OP, taken as a whole, to any Person(s) or (ii) the acquisition by any Person(s), including any syndicate or group deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of voting stock or equity interests of Holdings, the REIT and/or OP entitling that Person to exercise more than fifty percent (50%) of the combined voting power of Holdings’, the REIT’s and OP’s outstanding voting stock or equity interests.

(c)            “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, beneficial interests, by contract or otherwise. The term “Controlled” has a correlative meaning.

(d)            “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August [●], 2025, by and among, OP, the REIT, Acquiom Agency Services LLC, as administrative agent and collateral agent, and the lenders party thereto (as may be amended, modified or restated from time to time).

(e)            “Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

(f)            “Property” means any real property owned, directly or indirectly, by OP or the REIT and related personal property located thereon.

(g)            “Purchase Deposit” means a non-refundable (other than in connection with customary provisions set forth in a purchase and sale agreement for real property similar to the applicable Property or a membership interest purchase agreement for direct or indirect interests in real property similar to the applicable Property, as applicable) deposit made by IIPR or its designee in escrow with a national title company selected by the REIT or OP in an amount equal to five percent (5%) of the applicable Proposed Price.

(h)            “Third Party” means any Person that is not an Affiliate of any of the IQHQ Parties.

(i)             “Transfer” means the sale, transfer, conveyance, assignment, disposition or divestment of all or substantially all of any Property to a Third Party, or all or substantially all of the direct or indirect interests of OP and the REIT in any Property to a Third Party; provided, however, the defined term “Transfer” shall exclude (i) any foreclosure, deed-in-lieu of foreclosure, realization of collateral with respect to a pledge of equity interests or an assignment-in-lieu thereof, and (ii) any sale, transfer, conveyance, assignment, disposition or divestment of all or substantially all of any Property to a Third Party, or all or substantially all of the direct or indirect interests of OP and the REIT in any Property to a Third Party if any such Property is owned, directly or indirectly, by OP or the REIT pursuant to any joint venture with any Third Party(ies). A transaction pursuant to which a Change of Control shall occur shall not be deemed to be a Transfer for purposes of this Side Letter (and, accordingly, the ROFO rights set forth herein shall not apply thereto).

Section 4. Termination. This Side Letter shall terminate automatically upon the earlier of (a) a sale, transfer or other disposition by IIPR of more than 50%, in the aggregate, of the Preferred Stock actually purchased under the SPA, (b) any Change of Control, or (c) any default by IIPR with respect to its obligation to purchase any Property or any direct or indirect interests in any Property pursuant to the terms of any Purchase Agreement. Upon the termination of this Side Letter, neither IIPR nor any of its designees shall have any further rights hereunder with respect to any Property, any direct interest in any Property or any indirect interest in any Property and all Sale Initiation Notices and ROFO Acceptance Notices delivered prior to the termination of this Side Letter shall automatically terminate and be of no further force or effect; provided, however, that the terms of any executed Purchase Agreement shall not be affected by such termination.

Section 5. Enforcement. The Parties agree that irreparable damage would occur if any provision of this Side Letter were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it is agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Side Letter, without any bond or other security being required, and to enforce specifically the terms and provisions of this Side Letter by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which the Parties are entitled at law or in equity.

Section 6. Amendments and Waivers. This Side Letter may not be amended except by an instrument in writing signed on behalf of each of the Parties. An instrument in writing by IIPR, on the one hand, or the REIT on behalf of the IQHQ Parties, on the other hand, may waive compliance by the other with any term or provision hereof that the other was or is obligated to comply with or perform. Any such waiver shall not be construed to be a waiver of any succeeding breach or of any other term or provision hereof. No delay or omission by any party hereto to exercise any right or power under this Side Letter or pursuant to law shall impair such right or power or be construed as a waiver thereof.

Section 7. Successors and Assigns. This Side Letter and the rights and obligations hereunder shall not be assignable or transferable by IIPR (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the IQHQ Parties; provided that IIPR may assign its rights and obligations hereunder to any Affiliates in which IIPR owns, directly or indirectly, 50% or more of the voting securities). Any attempted assignment in violation of this Section 7 shall be void.

Section 8. Governing Law; Waiver of Jury Trial. THIS SIDE LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS SIDE LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS SIDE LETTER (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH SIDE LETTER OR AS AN INDUCEMENT TO ENTER INTO THIS SIDE LETTER), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS SIDE LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SIDE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

Section 9. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail, overnight courier service or electronic mail and shall be deemed given when received as follows:

(a)            if to IIPR,

11440 West Bernardo Ct, Suite 100

San Diego, CA 92127

Attention: Legal

Email: kelly.spicher@iipreit.com; pm@iipreit.com;

                     david.smith@iipreit.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Joseph Herz

Email: HerzJ@gtlaw.com

(b)            if to the Board or any IQHQ Entity,

c/o IQHQ, Inc.
201 Washington Street
Suite 3920
Boston, MA 02108
Attention: Legal Department
Email: legal@iqhqreit.com

with a copy to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attention: Derek V. Roth, Esq.
Email: derekroth@paulhastings.com

Section 10. Counterparts. This Side Letter may be executed in a number of identical counterparts. Executed counterparts may be delivered by facsimile or other electronic means, and shall be effective when received. This Side Letter shall be of no force or effect unless and until it has been executed by all parties hereto. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Side Letter shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11. Rules of Construction. Unless otherwise specified herein, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

[Signature Pages Follow]

Very truly yours,

INNOVATIVE INDUSTRIAL PROPERTIES, INC., a Maryland corporation

By:
Name:
Title:

[Signature Page – Side Letter re: Right of First Offer for Properties]

AGREED AND ACCEPTED:

IQHQ, LP

By:
Name:
Title:

IQHQ, INC.

By:
Name:
Title:

IQHQ HOLDINGS, LP

By:
Name:
Title:

[Signature Page – Side Letter re: Right of First Offer for Properties]

EXHIBIT F

EIGHTH A&R Partnership lpa

EXHIBIT G

Sixth A&R Holdings lpa